        EXHIBIT 10.6
SPECIFIC TERMS IN THIS AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT PROPETRO HOLDING CORP. TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS “*****”.
Execution

AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT (as further amended or otherwise modified from time to time, this “Master Agreement”), dated as of July 27, 2026 (the “Amended Master Effective Date”): (a) is between PROPETRO ENERGY SOLUTIONS, LLC, a Delaware limited liability company (together with its successors and assigns, "Borrower"), located at One Marienfeld Place, 110 North Marienfeld, Suite 300, Midland, Texas 79701, and CATERPILLAR FINANCIAL SERVICES CORPORATION, a Delaware corporation (“Cat Financial” and, together with its permitted successors and assigns, "Lender"), located at 2120 West End Avenue, Nashville, Tennessee, 37203; (b) is also executed by PROPETRO HOLDING CORP., a Delaware corporation (together with its permitted successors and assigns, “PHC”), and PROPETRO SERVICES, INC., a Texas corporation (together with its successors and assigns, “PSI”), for purposes of the representations, warranties and covenants set forth herein applicable to PHC and PSI, as Guarantors; and (c) amends and restates in its entirety the Master Loan and Security Agreement, dated as of April 2, 2025 (the “Original Agreement”), as amended by the First Amendment to Master Loan and Security Agreement, dated as of February 6, 2026 (the “First Amendment”; the Original Agreement as amended by the First Amendment, the “Existing Agreement”).
WHEREAS, capitalized terms used in this Master Agreement and the other Transaction Documents (as defined herein) without definition, including in their respective preambles and recitals, shall have the meanings provided in Appendix A unless the context clearly requires otherwise; and, unless otherwise specified, all accounting terms used herein and in any other Transaction Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP;

WHEREAS, Borrower and Lender are parties to the Existing Agreement, pursuant to which Lender and Borrower established a loan facility pursuant to which Lender has provided, or may provide, Borrower Advances in connection with Borrower’s acquisition of certain ***** Units comprising of Tranche A Equipment and Tranche B Equipment;

WHEREAS, certain Loan Schedules, Notes and related rights originally entered into by Cat Financial under the Existing Agreement have been assigned by Cat Financial to one or more Lender Assignees, and nothing in this Master Agreement shall impair the rights of any such Lender Assignee with respect to any such Loan Schedules, Notes or related rights previously assigned;

WHEREAS, Borrower has requested that Lender further amend the Existing Agreement to create additional availability pursuant to a revolving credit facility known as Loan Tranche C (as hereinafter defined) that can be used by Borrower to finance a portion of the Purchase Price due to *****, a Cat Dealer or a Packager with respect to Items of Equipment being purchased by Borrower under Purchase Agreements approved by Lender for financing under this Master Agreement and the other Transaction Documents;

WHEREAS, in the event the Equipment being financed hereunder consists of a ***** Unit purchased by Borrower from ***** under a Purchase Agreement that requires progress payments to be made to ***** prior to final delivery and acceptance by Borrower of such ***** Equipment, the requested facility consists of two phases:

(A) the first of which shall be a progress payment phase during which Interim Advances shall be made in accordance with the terms hereof, an Interim Note and an Interim Loan Schedule; and

        EXHIBIT 10.6
(B)     the second of which is a term loan phase where, upon satisfaction of the final Milestone, the Obligations of Borrower under the applicable Interim Note and Interim Loan Schedule will be restructured and thereafter be evidenced by a Term Note and Term Loan Schedule in accordance with the terms hereof; and

WHEREAS, in the event the Equipment being financed hereunder consists of a ***** Unit purchased by Borrower from a Cat Dealer, the facility consists of only a term loan phase under which, subject to the terms and conditions of this Master Agreement and the other Transaction Documents, Lender will advance funds under a Term Note and Term Loan Schedule only after such ***** Unit has been completed, delivered to and accepted by Borrower in accordance with the terms of this Master Agreement, the other Transaction Documents, and the applicable Purchase Agreement approved by Lender; and

    WHEREAS, Lender is willing to establish the financing facility and make Loans for such purposes under the terms and conditions stated herein and in the other Transaction Documents.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

SECTION 1. LOAN AND RELATED COVENANTS

1.1.    Master Agreement; Items of Equipment; Notes and Loan Schedules Generally.

(A) Master Agreement; Items of Equipment. This Master Agreement is effective as of the date specified above and sets forth the basic terms and conditions upon which Lender may make a loan or loans (each, a "Loan") to Borrower in Dollars to finance a portion of the Purchase Price due from Borrower to *****, a Cat Dealer or a Packager in connection with Borrower’s acquisition of the applicable Equipment. Each Loan will be made with respect to a single containerized natural gas turbine or generator package financed or otherwise subject to this Agreement, including, as applicable: (1) a ***** mobile gas turbine generator set manufactured by *****; (2) ***** natural gas generator sold by a Cat Dealer; (3) any other generator set sold by ***** or a Cat Dealer; and (4) in each case any and all auxiliary equipment, components, accessories, controls, switchgear, enclosures, interconnections, and related equipment sold, supplied, or delivered in conjunction therewith (each, an “Item of Equipment”). For purposes of clarity, and without limiting the generality of the foregoing, each Item of Equipment may be delivered in either skid-mounted or trailer-mounted configuration, and any reference to an Item of Equipment includes the applicable containerized unit and all such associated equipment, whether physically attached to, installed within, mounted on, or otherwise supplied for use with such unit.

(B)    Interim Loans and Term Loans. Loans made hereunder shall be evidenced by either (1) an interim loan schedule in the form of Exhibit A and in substance satisfactory to Lender and Borrower, each in its sole and absolute discretion (each, an “Interim Loan Schedule”), and a related floating rate promissory note in the form of Exhibit B (each, an “Interim Note”), or (2) a fixed rate promissory note in the form of Exhibit C (each, a “Term Note”) and a term loan schedule in the form of Exhibit D and in substance satisfactory to Lender and Borrower, each in its sole and absolute discretion (each, a “Term Loan Schedule”). Each Interim Loan Schedule or Term Loan Schedule (each, a “Loan Schedule”) shall incorporate by reference this Master Agreement and, together with the applicable Interim Note or Term Note (each, a “Note”) referencing such Loan Schedule, shall constitute a separate, distinct and independent Loan. In the event of a conflict between the provisions of any Loan Schedule and/or Note with respect to a Loan and the provisions of this Master Agreement, the provisions of the applicable Loan Schedule and/or Note shall prevail. The execution by Borrower of each Loan Schedule and each Note shall (1) irrevocably confirm Borrower's agreement with the terms of such Loan Schedule, as it incorporates this Master Agreement, such

        EXHIBIT 10.6
Note and each other Transaction Document; (2) constitute a restatement of all representations, warranties, covenants and all other terms and conditions of this Master Agreement and all other Transaction Documents as of the date the Loan is made (unless such representation and warranty specifically refers to an earlier date); and (3) constitute Borrower’s representation and warranty that (a) as of the date the Loan is made, the representations and warranties set forth in Section 3 of this Master Agreement are true and correct in all material respects and (b) no Default or Event of Default has occurred and is continuing.

(C)    Term and Payments Generally. The term of each Loan Schedule and Note shall commence on the date set forth in the applicable Note as the “Effective Date”, which is the date Lender and Borrower expect the initial Advance to be made thereunder (the “Effective Date”). The term shall end on the date set forth in the applicable Note as the maturity date, and payments of principal and interest under each Note shall be due in accordance with the terms set forth therein, in each case as inserted by Lender prior to execution in accordance with the terms of Section 1.3 or 1.5 below, as applicable. Upon execution of each Note and Loan Schedule by Borrower and acceptance thereof by Lender as evidenced by Lender’s advancing the principal balance under the applicable Note, the terms of such Note and Loan Schedule shall be binding upon the parties notwithstanding any disputes later arising regarding which dates, interest rates, payment information, Equipment details, or other details were inserted by Lender prior to execution. Borrower agrees to make all payments by wire transfer to the Bank Account.

1.2.    Tranches. The facility provided under this Master Agreement consists of three separate tranches, as further described below.
(A)    Loan Tranche A. “Loan Tranche A” was established under the Existing Agreement, and remains in effect under this Master Agreement, in the amount of One Hundred Three Million Seven Hundred Thousand Dollars ($103,700,000). Pursuant to Loan Tranche A, Lender has funded, on Borrower’s account, eighty-five percent (85%) of the Purchase Price with respect to ***** Units constituting Equipment, as such term is defined in the Existing Agreement (hereinafter referred to as the “Tranche A Equipment”) acquired by Borrower under (a) that certain Commercial Proposal, *****, dated *****, issued by Supplier to Borrower; and (b) that certain Purchase Order *****, dated ***** (hereinafter referred to, together with each Supplier invoice or other documentation relating to the order, fabrication, construction and/or sale of Tranche A Equipment, as the “Tranche A Purchase Agreement”). For purposes of clarity, all Advances under Loan Tranche A have been made, all Tranche A Equipment is now subject to Term Notes, Loan Tranche A is not a revolving facility and principal repaid thereunder may not be reborrowed, and no further Advances will be made under Loan Tranche A.

(B)     Loan Tranche B. “Loan Tranche B” was established under the Existing Agreement, and remains in effect under this Master Agreement, in the amount of Fifty-Three Million Five Hundred Fifty Thousand Dollars ($53,550,000.00) (the “Loan Tranche B Maximum Facility Amount”). Pursuant to Loan Tranche B, Lender has funded and may continue to fund, on Borrower’s account, eighty-five percent (85%) of the Purchase Price with respect to ***** additional ***** Units constituting Equipment, as such term is defined in the Existing Agreement (hereinafter referred to as the “Tranche B Equipment”) acquired by Borrower under (a) that certain Commercial Proposal, *****, dated *****, issued by Supplier to Borrower; and (b) that certain Purchase Order *****, dated ***** (hereinafter referred to, together with each Supplier invoice or other documentation relating to the order, fabrication, construction and/or sale of Tranche B Equipment, as the “Tranche B Purchase Agreement”). For purposes of clarity, Loan Tranche B is not a revolving facility and principal repaid thereunder may not be reborrowed.

(C)     Loan Tranche C. “Loan Tranche C” is being added pursuant to this Master Agreement as a revolving facility pursuant to which Lender may fund, on Borrower’s account, eighty-five percent (85%) of the Purchase Price with respect to Tranche C Equipment (as defined below) owed by Borrower under one or more

        EXHIBIT 10.6
Tranche C Purchase Agreements (as defined below), in each case subject to the terms and conditions set forth herein. Select additional details regarding Loan Tranche C are set forth below.

(1) As used herein:

(a)    A “Tranche C Purchase Agreement” means a commercial proposal, purchase order and related documentation covering one or more ***** Units or ***** Units, together with each Supplier and Packager invoice or other documentation relating to the order, fabrication, construction, packaging and/or sale of the ***** Units or ***** Units subject to such proposals, purchase orders or related documentation, in each case only to the extent the foregoing proposals, purchase orders or related documents are approved by Lender for advances under this Agreement in Lender’s sole discretion (provided, however, that Lender shall not unreasonably withhold, delay or condition its approval to the extent such proposals, purchase orders and related documents are substantially similar to other proposals, purchase orders and related documents previously approved by Lender);

(b)    “Tranche C Equipment” means the ***** Units or ***** Units subject to a Tranche C Purchase Agreement; and

(c)    “Non-Recourse Syndication” means an assignment, transfer, or participation by Cat Financial of a Note and related Loan Schedule on a non-recourse basis to one or more third parties.

(2) The availability under Loan Tranche C at any given time (the “Current Tranche C Maximum Availability Amount”) is equal to (a) the Total Maximum Facility Amount; minus (b) the total principal balance outstanding at such time under Loan Tranche A other than the portion thereof calculated by Cat Financial to be subject to Non-Recourse Syndications; minus (c) the total principal balance outstanding at such time under Loan Tranche B other than the portion thereof calculated by Cat Financial to be subject to Non-Recourse Syndications; minus (d) the total principal balance outstanding at such time under Loan Tranche C other than the portion thereof calculated by Cat Financial to be subject to Non-Recourse Syndications.

(3)     For purposes of clarity:

(a)    Loan Tranche C is a revolving facility and principal amounts repaid under Loan Tranche C may be reborrowed, subject to the terms and conditions of this Master Agreement and the other Transaction Documents;

(b)    principal repaid under Loan Tranche A, Loan Tranche B, or Loan Tranche C increases the capacity available under Loan Tranche C;

(c)    Non-Recourse Syndications also increase the capacity available under Loan Tranche C;

(d)    no Non-Recourse Syndications may be consummated by Cat Financial unless allowed pursuant to the express terms and conditions of this Master Agreement and the other Transaction Documents, including Section 6.1 of this Master Agreement;

        EXHIBIT 10.6
(e)    although Cat Financial intends to pursue Non-Recourse Syndications in good faith, Cat Financial shall have no legal obligation to Borrower, Guarantor or any related parties to enter into any Non-Recourse Syndications (i) with third parties that are not acceptable to Cat Financial in its sole and absolute discretion or (ii) pursuant to sale, assignment, participation or other terms with such third parties that are not acceptable to Cat Financial in its sole and absolute discretion; and

(f)    any increased capacity available as a result of Non-Recourse Syndications or the amortization or prepayment of Cat Financial’s outstanding loans not subject to Non-Recourse Syndications may only be drawn on or before the Revolver Termination Date, it being the intention of the parties that the revolving nature of Loan Tranche C be in effect only until the Revolver Termination Date.

1.3.    Loan Schedules and Notes for ***** Units. The following provisions apply only to ***** Units.

(A)     Interim Advances, Loan Schedules and Notes for ***** Units. In the event a Loan is made with respect to a ***** Unit, the Loan will first be evidenced by an Interim Loan Schedule and a related Interim Note prepared by Lender in accordance with the terms of this Section 1.3(A). Such Interim Loan Schedule and Interim Note will evidence amounts that Lender advances to Supplier (or to Borrower as a reimbursement for amounts previously paid to Supplier by Borrower) as the progress payment due to Supplier under the applicable Purchase Agreement after the occurrence of select Milestones (collectively, “Interim Advances” and each an “Interim Advance”). BORROWER EXPRESSLY ACKNOWLEDGES AND REPRESENTS THAT IT IS AWARE OF THE RISKS INHERENT IN FINANCING EQUIPMENT PRIOR TO DESIGN, FABRICATION, CONSTRUCTION, DELIVERY, INSTALLATION AND/OR INSPECTION THEREOF AND THAT SUCH RISKS MAY INCREASE ITS FINANCIAL EXPOSURE. In order to induce Lender to fund Supplier for Equipment prior to delivery and acceptance, and without limiting any other waivers and disclaimers made by Borrower hereunder (including pursuant to Section 1.14 hereof), Borrower acknowledges, covenants and agrees that its Obligations under the Transaction Documents are absolute and unconditional notwithstanding any non-delivery of the Equipment or if, for any reason, the delivery, installation and/or operation of the Equipment is delayed or is not acceptable to Borrower. Lender shall prepare each Interim Loan Schedule and the related Interim Note for each such ***** Unit using the forms of Exhibits A and B, respectively, and in accordance with the following:

(1)Principal Balance. The maximum principal balance to be set forth in each Interim Note shall equal Eighty-Five percent (85%) of the Supplier’s total Purchase Price for the applicable ***** Unit as set forth in the applicable Purchase Agreement approved by Lender. For purposes of clarity, such maximum principal amount is equal to ***** for Tranche A Equipment and ***** for Tranche B Equipment.

(2)Interim Note Maturity Date. Each Interim Note shall provide for a maturity date that is the earlier of one year from the “Effective Date” set forth on such Interim Note or the applicable Final Advance Deadline (the “Interim Note Maturity Date”).

(3)Interim Note Interest Rate. All interest shall be computed on the basis of actual days elapsed and a year of three hundred sixty (360) days. The interest rate applied to the outstanding principal under each Interim Note shall be a floating rate calculated by Lender to be the total of: (a) the 3M USDSOFR (determined as set forth hereinbelow), plus (b) 3.85% per annum, plus (c) any increase or minus any decrease in the Bloomberg Industrial Single A Total Return Index (determined as set forth herein below) since November 15, 2024, which rate was 0.57730% per annum as of November 15, 2024; provided that the amount of the Interest Rate in effect under each Interim Note shall not be less than zero percent (0%)

        EXHIBIT 10.6
(hereinafter, the “Interim Note Interest Rate”). The Interim Note Interest Rate shall be adjusted and calculated monthly by Lender on the first calendar day of a month or on another day of the calendar month selected by Lender and used on a consistent basis for Borrower and other customers of Lender as a matter of administrative convenience (the "Reset Date"), and such rate shall apply to the outstanding principal balance during the following calendar month. The source of the 3M USDSOFR shall be Bloomberg SR3M Index PX Last column. The source of the Bloomberg Industrial Single A Total Return Index shall be Bloomberg I04945US Index OAS column, Exhibit B. If the 3M USDSOFR or Bloomberg Industrial Single A Total Return Index is not available or is not published on any Reset Date or, in the absence of the availability of the applicable Bloomberg screen on any Reset Date, then Lender shall, at its election, choose a reasonable substitute source after consulting with Borrower and/or use the most recently available rate.

(4)Interim Note Payments. The first regularly scheduled payment under each Interim Note shall be due on the first calendar day of the second month following the Effective Date set forth in such Interim Note. Thereafter, payments shall be due monthly on the first calendar day of each month until the Interim Note is repaid in full in accordance with the terms of this Master Agreement and the other Transaction Documents, including pursuant to a Conversion Event in accordance with the terms of Section 2.4 of this Master Agreement. The amount of each monthly payment shall be equal to all interest accrued on the outstanding principal balance thereof since the Effective Date or the date of the last payment, as applicable. If a payment is due on a non-Business Day, payment shall be made on the next Business Day, and such extension of time shall be included in the computation of interest.

(5)Notice and Manner of Borrowing. Provided that no Default has occurred and is continuing under this Master Agreement or any other Transaction Document, and Borrower has provided at least ten (10) days’ advance written notice of its intention to request an Interim Advance (unless such notice is waived by Lender in its sole discretion), and all of the conditions precedent to such Interim Advance have been satisfied or waived by Lender with respect to such Interim Advance (the date such conditions are satisfied or waived by Lender being hereinafter referred to as the “Interim Advance Trigger Date”), Lender shall make the applicable Interim Advance requested by Borrower on the latter of the date requested by Borrower or on the third Business Day immediately following the applicable Interim Advance Trigger Date as provided herein. Interim Advances shall be made directly to Supplier except to the extent such amounts constitute reimbursements to Borrower for amounts Borrower previously paid to ***** (in which case, such Interim Advances shall be made to Borrower).

(B)    Conversion Date and Term Notes for ***** Units. As of the date of each Conversion Event for a ***** Unit (each, a “Conversion Date”), the parties intend for: (1) the principal amount due under the applicable Interim Note to be refinanced pursuant to a fixed rate promissory note in the form of Exhibit C and prepared by Lender in accordance with the terms of this Section 1.3(B) (each, a “Term Note”); and (2) the applicable Interim Loan Schedule to be replaced with a term loan schedule in the form of Exhibit D and in substance satisfactory to Lender and Borrower, each in its sole and absolute discretion (each, a “Term Loan Schedule”). The maximum principal balance of each Term Note executed in connection with such a Conversion Event shall be equal to the least of (a) the sum of all Interim Advances made by Lender to Borrower under the applicable Interim Note, including the Final Interim Advance; or (b) Eighty-Five percent (85%) of the Supplier’s total Purchase Price for such Item of Equipment as set forth in the Purchase Agreement (such lesser amount being hereinafter referred to as the “Converted Principal”). For purposes of clarity: (a) such maximum principal amount is equal to ***** for Tranche A Equipment and ***** for Tranche B Equipment; and (b) the original principal balance of the Term Note shall not include (i) any accrued and unpaid interest or late fees, or (ii) other than the Converted Principal, any other amounts owed by Borrower as of the applicable Conversion Date, it being agreed by the parties that such accrued and unpaid interest or other amounts will not be capitalized, and that Borrower shall pay such amounts as a condition precedent to the Conversion Event as

        EXHIBIT 10.6
set forth in Section 2.4(B)(5) below. The applicable Term Note will be prepared by Lender in accordance with the terms of Section 1.5 of this Master Agreement below.

1.4.    Loan Schedules and Notes for ***** Units. After a ***** Unit subject to a Purchase Agreement approved by Lender: (A) has been received, inspected and delivered to Borrower's satisfaction; (B) is complete, operational and in good condition and working order; (C) is satisfactory in all material respects; and (D) conforms in all material respects to all specifications in the applicable Purchase Agreement, Borrower may notify Lender in writing that Borrower has accepted the ***** Unit and is requesting an Advance with respect to such ***** Unit. Provided that no Default has occurred and is continuing under this Master Agreement or any other Transaction Document, and Borrower has provided at least ten (10) days’ advance written notice of its intention to request an Advance (unless such notice is waived by Lender in its sole discretion), and all of the conditions precedent to such Advance have been satisfied or waived by Lender with respect to such Advance (the date such conditions are satisfied or waived by Lender being hereinafter referred to as the “***** Unit Trigger Date”), Lender shall make the applicable Advance requested by Borrower on the latter of the date requested by Borrower or on the third Business Day immediately following the applicable ***** Unit Trigger Date as provided herein. Advances shall be made directly to Supplier and Packager except to the extent such amounts constitute reimbursements to Borrower for amounts Borrower previously paid to Supplier and Packager (in which case, such Advances shall be made to Borrower). For purposes of clarity, no Interim Advances may be requested by Borrower, and this Agreement does not contemplate Interim Advances being made by Lender, with respect to any ***** Unit. In the event the Loan is made with respect to a ***** Unit, the Loan will be evidenced by a Term Loan Schedule and Term Note prepared by Lender in accordance with the terms of Section 1.5 of this Master Agreement below.

1.5.    Term Loan Schedules and Term Notes. In the event Lender advances funds under a Term Note (either (x) pursuant to Section 1.3 in connection with the refinancing of Interim Advance in connection with a ***** Unit or (y) pursuant to Section 1.4 as the initial Advance made with respect to a fully completed, accepted and delivered ***** Unit), Lender shall prepare the applicable Term Note for execution by Borrower in accordance with the provisions set forth below in this Section 1.5.

(A)     Term Note Interest and Interest Rate. All interest shall be computed on the basis of actual days elapsed and a year of three hundred sixty (360) days. The interest rate to be specified in the Term Note (the “Term Note Interest Rate”) shall be a fixed rate per annum calculated by Lender to be the total of: (1) the three (3) year U.S Treasury rate as of the Effective Date set forth in the applicable Term Note (provided, however, Lender and Borrower may agree to use an earlier date if the Term Note is prepared for signature prior to the Effective Date), plus (2) 3.70% per annum, plus (3) any increase or minus any decrease in the Bloomberg Industrial Single A Total Return Index (determined as set forth below) since November 15, 2024, which rate was 0.57730% per annum as of November 15, 2024, provided that the amount of the Term Note Interest Rate to be set forth in the Term Note shall not be less than zero percent (0%). The source of the Bloomberg Industrial Single A Total Return Index shall be Bloomberg I04945US Index OAS column, Exhibit B.

(B)    Term Note Payments. The first regularly scheduled payment due under the Term Note shall be due on the first calendar day of the second month following the month in which the applicable Effective Date occurs in accordance with the terms of this Master Agreement and the related Transaction Documents. Thereafter, payments shall be due monthly on the first calendar day of each month until the earlier of (a) the fifth anniversary of the date the first payment is due; or (b) a date requested by Borrower in the applicable notice given by Borrower to Lender pursuant to, as applicable, Section 1.4 or Section 2.4(B)(1) of this Master Agreement (the “Term Note Maturity Date”). The amount of each monthly payment to be specified by Lender in each Term Note shall be the amount calculated by Lender that would fully amortize the original principal balance of such Term Note in equal installments of principal and interest until the applicable Term Note Maturity Date. If a payment is due on a non-

        EXHIBIT 10.6
Business Day, payment shall be made on the next Business Day, and such extension of time shall be included in the computation of interest.

1.6     Increased Costs. If either (1) any material event, development or circumstance (including any change in the financial markets) that in Lender’s reasonable judgment had or could reasonably be expected to cause or result in Lender being unable to obtain funds at substantially the borrowing cost it assumed when calculating the Interim Note Interest Rate, or (2) Lender is unable to determine with reasonable certainty the Interim Note Interest Rate pursuant to the methodology set forth in this Master Agreement or the Interim Note, Interim Note Interest Rate shall be the interest rate equal to the sum of (a) the percentage determined by Lender, and (b) the interest rate determined by Lender to be that rate which Lender estimates to be its cost of funding the Interim Advance from whatever source(s) it may reasonably select, in each case, in consultation with Borrower.

1.7.     Maximum Interest. Notwithstanding anything to the contrary in this Master Agreement, any Loan Schedule, any Note, or any other Transaction Document, if any interest is charged or received in excess of the maximum rate of interest permitted by Applicable Law that may be charged or received on the Obligations (the “Maximum Rate”), Borrower acknowledges and stipulates that any such charge or receipt shall be deemed the result of an accident and bona fide error, the interest payable shall be reduced to the Maximum Rate and such excess received shall be applied first to reduce principal then to reduce the other Obligations, and the balance, if any, returned to Borrower.

1.8.    Late Payments. In the event that any amount due hereunder or under any other Transaction Document is not paid in full within five (5) Business Days after the applicable due date (whether at a stated payment date, stated Maturity Date, by acceleration or otherwise), Borrower shall pay to Lender on demand, in each instance at Lender's option and to the extent permissible under Applicable Law, a late fee of ***** of such overdue amount. Without limiting the foregoing, following an Event of Default (or if the Event of Default relates to non-payment and has less than a five (5) Business Day cure period, then five (5) Business Days after a payment is not made when due), Lender at its option may, in addition to the late payment fee set forth in the immediately preceding sentence, prospectively increase the Interim Note Interest Rate or Term Note Interest Rate, as applicable, on all Obligations (without notice to or demand upon Borrower) to a rate equal to the rate set forth in the applicable Note plus ***** per annum, or, if such rate exceeds the Maximum Rate, then at such Maximum Rate (hereinafter, the "Default Rate"), until all amounts owing hereunder have been fully paid and satisfied or the Event of Default is otherwise waived in writing or cured.

1.9.    Application of Payments and Collections.

(A)    So long as no Event of Default has occurred and is continuing, all payments and collections received for application to the Loan shall be applied first to past due interest, then to accrued but not past due interest, then to the principal amount outstanding, and then finally to the amount of any other Obligations then outstanding.

(B)    Upon and following the occurrence and continuance of an Event of Default, all payments and collections received for application to the Loan shall be applied first to outstanding Collection Expenses, then to the amount of any loss, costs, expenses or damages suffered or incurred by Lender for which Borrower has agreed in the Transaction Documents to indemnify Lender, and then in the order set forth in Section 1.9(A) or to the full balance if Lender has exercised its right to accelerate the payments.

1.10.    Voluntary Prepayment. No partial prepayment of any Note is permitted. Full, voluntary prepayment of a Note is permitted provided that: (A) Borrower pays all principal and accrued interest, fees, and other amounts due under such Note and the related Loan Schedule through the prepayment date; (B) if the prepayment is made under an

        EXHIBIT 10.6
Interim Note or during the first six (6) months of a Term Note, Borrower pays a prepayment premium (each, a “Prepayment Premium”) equal to the product of ***** multiplied by: (1) for prepayments under the Interim Note, the maximum availability under such Interim Note, even if the principal outstanding under such Loan as of the prepayment date is less; or (2) for prepayments under the Term Note, the then outstanding principal balance of such Term Note; (C) Borrower gives Lender not less than ninety (90) days advance written notice of the intended day of prepayment; and (D) any such prepayment will take place on a scheduled payment due date. For purposes of clarity, no Prepayment Premium is due if Borrower voluntarily prepays a Term Note after the first six (6) months of the term thereof. Prior to the date that is ninety (90) days from the intended day of prepayment, Borrower may rescind such notice of prepayment. After such date, a notice of prepayment once given may only be rescinded with Lender's written consent, which shall not be unreasonably withheld, conditioned or delayed. This Section 1.10 shall be subject to Section 6.1 in all respects.

1.11.    Mandatory Prepayment. EACH NOTE IS SUBJECT TO MANDATORY PREPAYMENT AS FURTHER SET FORTH IN SECTIONS 4.1(G), 4.2(A) AND 5.2 OF THIS MASTER AGREEMENT OR AS OTHERWISE EXPRESSLY PROVIDED UNDER THE APPLICABLE NOTE OR ANY OTHER TRANSACTION DOCUMENT.

1.12.    Payment Net Taxes.

(A)    Borrower shall be responsible for, and promptly pay and discharge, or at Lender's election reimburse Lender for, all Indemnified Taxes and reasonable fees that may be payable by or imposed upon Lender and, if Borrower is prevented by operation of law or otherwise from paying any amounts owing under the Transaction Documents without deduction, then if such Tax is an Indemnified Tax, the amount to be paid under the Transaction Documents shall be increased to such an amount that the amount Lender receives after deduction is the amount Lender would have received had the originally contemplated payments been made without such deduction of an Indemnified Tax. Borrower further agrees to (a) indemnify Lender for any liabilities with respect to any Indemnified Taxes (whether or not properly or legally asserted); and (b) provide Lender with evidence satisfactory to Lender, such as the original or a certified copy of proof of payment, of payment of any such Indemnified Taxes within thirty (30) days of the payment of all amounts required under this Section 1.12.

(B)    Lender shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Master Agreement (and from time to time thereafter upon the reasonable request of the Borrower), an executed copy of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax. Lender agrees that if Internal Revenue Form W-9 (or any successor form) previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form.

1.13.    Dollar Payments. All payments under the Transaction Documents shall be solely and exclusively in Dollars in immediately available funds and shall be paid to the Bank Account or otherwise as directed by Lender in writing.

1.14.    Obligations Unconditional; Disclaimers.

(A)    BORROWER'S OBLIGATIONS HEREUNDER, INCLUDING THE OBLIGATION TO MAKE ALL PAYMENTS WHEN DUE, ARE ABSOLUTE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES AND SHALL BE PAID AND PERFORMED BY BORROWER WITHOUT ANY ABATEMENT, REDUCTION, DIMINUTION, SETOFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT WHATSOEVER, INCLUDING ANY PAST, PRESENT OR FUTURE CLAIMS, INCLUDING ANY CLAIMS

        EXHIBIT 10.6
RELATED TO THE EQUIPMENT, QUANTITY OR QUALITY OR ANY OTHER CLAIMS THAT BORROWER MAY HAVE AGAINST LENDER OR ITS AFFILIATES, ANY SUPPLIER, ANY PACKAGER, OR ANY OTHER PERSON WHATSOEVER. TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAWS, BORROWER WAIVES DEMAND, DILIGENCE, PRESENTMENT, PROTEST, AND NOTICE OF DISHONOR, NOTICE OF NONPAYMENT AND NOTICES AND RIGHTS OF EVERY KIND IN RESPECT OF EACH SUCH PAYMENT.

(B)    LENDER DOES NOT MAKE, HAS NOT MADE, AND EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT OR ANY OTHER COLLATERAL, OR ANY OTHER MATTER, INCLUDING: THE MERCHANTABILITY OR FITNESS OF THE EQUIPMENT OR ANY OTHER COLLATERAL FOR ANY USE OR PURPOSE; TITLE; THE DESIGN OR CONDITION OF THE EQUIPMENT OR ANY OTHER COLLATERAL; ITS COMPLIANCE WITH ANY APPLICABLE LAWS OR ITS CONFORMITY TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE AGREEMENTS OR OTHER DOCUMENTS RELATING TO THE EQUIPMENT OR ANY OTHER COLLATERAL OR TO THE DESCRIPTION SET FORTH THEREIN OR IN ANY TRANSACTION DOCUMENTS; THE ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY BORROWER); THE LEGAL, TAX OR ACCOUNTING TREATMENT OF THE TRANSACTIONS CONTEMPLATED HEREBY; ANY INTERFERENCE OR INFRINGEMENT; OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LENDER AND BORROWER, ARE TO BE BORNE BY BORROWER. BORROWER SHALL NOT FOR ANY REASON ASSERT THAT LENDER IS RESPONSIBLE IN ANY WAY WITH RESPECT TO: (I) ANY LIABILITY, LOSS OR DAMAGE TO BORROWER OR ANY THIRD PARTY CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY ANY EQUIPMENT OR ANY OTHER COLLATERAL, ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN, THE USE THEREOF OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH; OR (II) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR ANY SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES.

1.15.    Term. This Master Agreement shall remain in effect so long as any Indebtedness is owing or any Obligations remain to be performed by Borrower to or for the benefit of Lender under the Transaction Documents. Lender's commitment to make the Loans under this Master Agreement and other Transaction Documents shall terminate upon the earlier of (A) the latest Final Advance Deadline; or (B) the date Lender or Borrower terminates this Master Agreement pursuant to any term set forth herein. No termination of Lender’s commitments to make Loans (whether as a result of an Event of Default or due to the passage of time) shall affect or impair the rights, powers or privileges of Lender or the Obligations, duties or liabilities of Borrower relating to (1) any transaction or event occurring prior to the effective date of such termination; or (2) any of the undertakings, agreements, covenants, indemnifications, warranties or representations of Borrower contained in this Master Agreement or other Transaction Documents. All such undertakings, agreements, covenants, indemnities, warranties, and representations of Borrower shall survive such termination, and Lender shall retain all of its rights and remedies under the Transaction Documents.

1.16.    Grant of Security Interest.

(A)    Description of Collateral; Grant of Lien. As security for Borrower’s Obligations, Borrower hereby grants Lender a security interest in all of Borrower’s rights, title and interest, whether now existing or hereafter acquired or arising, in and to the following: (1) the Equipment (other than Equipment Paid in Full) specified or referenced in each Loan Schedule and, even if not specified, all replacements, repairs, additions, attachments, accessories and Accessions to the foregoing (the “Equipment Collateral”); (2) all Support Documents relating to any Equipment Collateral, and all rights of Borrower thereunder, including Borrower’s rights and remedies with respect to

        EXHIBIT 10.6
(a) any breach by Supplier or Packager of any of its representations, warranties and covenants under any Support Documents to which Supplier or Packager is a party; and (b) any indemnification from Supplier or Packager arising under or pursuant to any Support Documents to which Supplier or Packager is a party; (3) any amounts and proceeds of any kind payable in respect of any Casualty Event (whether or not covered by insurance) relating to any Equipment Collateral, and all indemnity, warranty or guaranty payable by reason of a Casualty Event related to any of the foregoing Collateral; and (4) Proceeds and products, whether tangible or intangible, of any of the foregoing Collateral, including, as such terms are defined in the UCC, chattel paper, instruments, accounts, proceeds of insurance or any other property resulting from the sale, lease or other disposition of the foregoing Collateral; provided that, upon any Equipment or Item of Equipment becoming Equipment Paid in Full, such Equipment or Item of Equipment shall automatically be released and cease to be Collateral and, upon at least three (3) Business Days’ prior written request by Borrower, Lender shall execute such documents as may be necessary to evidence the release of Lender’s Liens upon such Equipment Paid in Full. Borrower hereby agrees that such security interest: (a) secures the payment and performance when due of any and all Obligations owing by Borrower; and (b) extends to all Collateral so long as any portion of the Obligations secured hereby remains unpaid or any duties or other Obligations of Borrower remain undischarged. In the event any Note evidences both a Purchase Money Obligation (as defined in Section 9-103(a)(2) of the UCC) and an Obligation that is not a Purchase Money Obligation (a "Non-Purchase Money Obligation"), Lender and Borrower hereby agree that any portion of payments applied to the principal balance under such Note shall be applied first to the portion thereof that is a Non-Purchase Money Obligation, and only after such portion of principal has been repaid in full shall the portion of payments applied to the principal balance of such Note be allocated to any Purchase Money Obligation. For purposes of clarity, notwithstanding Borrower’s grant to Lender of a Lien in the Support Documents, Borrower expressly acknowledges and agrees that Borrower shall remain liable under each Support Document to which it is a party or by which it is bound to observe and perform all of the conditions and obligations therein contained to be observed and performed by it, and that neither this Master Agreement, nor any other Transaction Document, nor any action taken pursuant hereto or thereto shall cause Lender to be under any obligation or liability in any respect whatsoever to Supplier or Packager for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms therein contained.

(B)    Cross-Collateralized. While any Obligation under the Transaction Documents now or hereafter arising remains outstanding, Borrower agrees that all Obligations owed to Lender shall be cross-guaranteed, cross-defaulted, cross-accelerated and cross-collateralized. Notwithstanding anything to the contrary herein, any security interest granted by Borrower pursuant to any Transaction Document (in this context, the "Primary Document") with respect to Borrower's Obligations under any other Transaction Document (in this context, the "Secondary Document") shall benefit any Lender Assignee only to the extent such assignee is deemed to be a "Lender" under both the Primary Document and the Secondary Document in accordance with Section 6.1 hereof.
(C)    Lien in Equipment Prior to Conversion Date. Lender and Borrower acknowledge that: (1) until such time as Supplier receives the final payment due under the Purchase Agreement with respect to a ***** Unit, Borrower may have limited rights to the Equipment Collateral; and (2) the Lien granted by Borrower to Lender in such Equipment Collateral prior to such time as Supplier receives the final payment due under the Purchase Agreement with respect to the applicable ***** Unit (and all representations, warranties and covenants that Borrower makes with respect to such Equipment Collateral prior to such time) shall be limited to whatever rights, title and interest Borrower has acquired from Supplier in such Equipment Collateral.
1.17. Substitute Performance. In the event Borrower fails to maintain insurance in accordance with the Minimum Insurance Requirements, fails to pay Taxes due and owing with respect to the Collateral (unless such Taxes are being contested in accordance with Borrower Contest Rights), or fails to perform any other obligation required hereunder or under any other Transaction Document and an Event of Default then exists and is continuing, Lender

        EXHIBIT 10.6
may make expenditures in order to maintain and preserve the Equipment or other Collateral. The amount expended plus interest thereon from the date of expenditure at the Default Rate shall be due immediately upon notice by Lender.

SECTION 2. CONDITIONS PRECEDENT TO LOANS; CONVERSION EVENT

2.1    Conditions Precedent to the Initial Loan. Notwithstanding anything to the contrary in this Master Agreement or any other Transaction Document, Lender shall not be obligated to make the initial Loan (including any initial Interim Advance thereunder) on or after the Amended Master Effective Date until each of the following conditions has been satisfied, all in form and substance reasonably satisfactory to Lender (other than as set forth in Section 2.1(E)), and any election by Lender to make any such Advance prior to the fulfillment of any condition precedent shall not constitute a waiver thereof:

(A)Existence and Good Standing. Lender shall have received a certificate of existence and good standing with respect to Borrower, issued as of a recent date, acceptable to Lender, by the appropriate and authorized official of Borrower's jurisdiction of organization;

(B)Authorization; Organizational Documents. Borrower shall have provided in form and substance reasonably satisfactory to Lender: (1) properly certified resolutions of Borrower's manager, managing member, board of directors, members or other governing body or Persons duly authorizing the execution and delivery of this Master Agreement and all other Transaction Documents; (2) copies of the organizational and governing documents of Borrower; and (3) certification by an authorized officer or member of Borrower that the documents set forth in subsections (1) and (2) above are true and correct copies thereof, together with specimen signatures and incumbency certifications as to the officers or other Persons identified in the resolutions or other authorizing documents;

(C)Guarantor Acknowledgment and Related Documents. Receipt of the signatures of authorized signatories of the Guarantors on the Acknowledgment by Guarantors at the end of this Master Agreement, together with certified resolutions, copies of the organizational and governing documents of the Guarantors and other evidence of existence and authority for the Guarantors, similar to that required by Sections 2.1(A) and 2.1(B) above for Borrower;

(D)Opinion of Counsel. Lender shall have received a favorable, written opinion of counsel to Borrower and the Guarantors as to the transactions contemplated by each Transaction Document to which it is a party, addressing authorization, execution and delivery of this Master Agreement and the other Transaction Documents, and in each case be subject to standard qualifications and limitations reasonably acceptable to Lender;

(E)Liens. Lender shall have received evidence, satisfactory to Lender in its sole discretion, that (1) all necessary or reasonably desirable actions have been taken for Lender to perfect (and Lender shall have perfected) a first priority security interest in whatever rights, title and interest Borrower has or may thereafter acquire in the Collateral (subject to Permitted Liens); and (2) the Collateral will not be encumbered by any other claim or lien other than Permitted Liens; and

(F)Additional Requirements. All such other documents, certifications, or acknowledgments shall be provided, and events occurred, as Lender shall reasonably request.

2.2.     Additional Conditions Precedent to the Initial Advance for each Item of Equipment. Notwithstanding any provision of any Transaction Document, the initial Advance for each Item of Equipment under this Master Agreement (including the initial Interim Advance for any ***** Unit or the single Advance for any ***** Unit made

        EXHIBIT 10.6
after delivery and acceptance thereof) shall be made pursuant to the terms of this Master Agreement and shall be subject to the fulfillment to Lender's reasonable satisfaction (other than as set forth in Section 2.2(D) which grants Lender sole discretion) of all of the following conditions, in addition to the conditions precedent set forth in Section 2.1 hereof:

(A)Purchase Agreement; Invoices. Lender shall have received a copy of the Purchase Agreement, certified as true and correct by an officer of Borrower, and a copy of any and all invoices provided with respect to the Purchase Agreement;

(B)Supplier Consent and Related Information. In the event the Advance is an Interim Advance with respect to a ***** Unit, Lender shall have received a consent to collateral assignment in form and substance reasonably acceptable to Lender executed by ***** pursuant to which ***** (1) consents to the Lien granted by Borrower to Lender of all of Borrower’s rights under the Purchase Agreement and in the Equipment and (2) grants to Lender certain cure, step-in and other rights with respect to such Purchase Agreement;

(C)Transaction Documents. Borrower shall have executed and delivered to Lender the applicable Loan Schedule and Note, and all other Transaction Documents related thereto;

(D)Liens. Lender shall have received evidence, satisfactory to Lender in its sole discretion, that (1) all necessary or reasonably desirable actions have been taken for Lender to perfect (and Lender shall have perfected) a first priority security interest in whatever rights, title and interest Borrower has or may thereafter acquire in the Collateral (subject to Permitted Liens); and (2) the Collateral will not be encumbered by any other claim or lien other than Permitted Liens;

(E)Down Payment. Lender shall have received evidence that the Borrower paid to Supplier and/or Packager in immediately available funds an aggregate amount equal to not less than fifteen percent (15%) of the applicable Item of Equipment’s Purchase Price; and

(F)Additional Requirements. Borrower shall have provided all such other documents, certifications, or acknowledgments that: (1) are not inconsistent with the other conditions precedent set forth in Sections 2.1 and 2.2 of this Master Agreement; and (2) are reasonably requested by Lender as a result of (a) changes in Applicable Laws; (b) reasonable changes in Lender’s internal policies applicable to similarly situated borrowers or obligors; or (c) circumstances or events not reasonably known to Lender as of the date of the initial Loan.

2.3.     Additional Conditions Precedent to each Advance. Notwithstanding any provision of any Transaction Document, each Advance for any Item of Equipment shall be made pursuant to the terms of this Master Agreement and shall be subject to the fulfillment to Lender's reasonable satisfaction of all of the following conditions, in addition to the conditions precedent set forth in Section 2.1 and 2.2 hereof:

(A)    ***** Units- Completion of Milestone; Invoice; Advance Notice; Pay Proceeds Letter. In the event the Advance is being made with respect to a ***** Unit:

(1)    The applicable Milestone for which the Advance is requested shall have been satisfied, and Lender shall have received an appropriate invoice from Supplier for the applicable payment amount due under the Purchase Agreement upon completion of such Milestone, which such invoice must include a complete description of the manufacturing progress corresponding to such Milestone, and which such invoice must be dated no more than one hundred twenty (120) days prior to the date of the requested Interim Advance;

        EXHIBIT 10.6

(2)     Borrower shall have (a) notified Lender in writing at least ten (10) days prior to the date of the Interim Advance of Borrower's intention to request such an Interim Advance, and (b) delivered to Lender an Advance Request and Certification (***** Unit) in the form of Exhibit E; and

(3)     in the event Borrower is seeking reimbursements for amounts previously paid by Borrower to Supplier, Lender shall have received evidence reasonably satisfactory to Lender that Supplier has received such payment from Borrower and the Supplier invoices paid directly by Borrower must be dated no more than one hundred twenty (120) days prior to the date of the requested Interim Advance;

(B)     ***** Units- Delivery and Acceptance; Invoice; Advance Notice; Pay Proceeds Letter. In the event the Advance is being made with respect to a ***** Unit:

(1)The ***** Unit for which the Advance is requested shall: (a) have been received, inspected and delivered to Borrower's satisfaction; (b) be complete, operational and in good condition and working order; (c) be satisfactory in all material respects; and (d) conform in all material respects to all specifications in the Purchase Agreement;

(2)Lender shall have received one or more appropriate invoices from Supplier and Packager for the applicable payment amounts that either have already been paid or are due under the Purchase Agreement, and the final invoice from the Supplier or the Packager (whichever final invoice is later) with respect to such ***** Unit shall be dated no more than one hundred twenty (120) days prior to the date of the applicable Advance being requested for such ***** Unit; provided, however, that with respect to any ***** Unit that has been completed, delivered to, and accepted by Borrower during the first or second calendar quarter of 2026, the foregoing one hundred twenty (120) day requirement shall not apply so long as the corresponding Term Note is executed and the related Advance is made on or before August 31, 2026;

(3)     Borrower shall have (a) notified Lender in writing at least ten (10) days prior to the date of the Advance of Borrower's intention to request such an Advance, and (b) delivered to Lender an Advance Request and Certification (***** Unit) in the form of Exhibit F; and

(4)    In the event Borrower is seeking reimbursements for amounts previously paid by Borrower to Supplier and Packager, Lender shall have received evidence reasonably satisfactory to Lender that Supplier and Packager have received such payment from Borrower and that the final invoice from the Supplier or the Packager (whichever final invoice is later) with respect to such ***** Unit is dated no more than one hundred twenty (120) days prior to the date of the applicable Advance being requested for such ***** Unit; provided, however, that with respect to any ***** Unit that has been completed, delivered to, and accepted by Borrower during the first or second calendar quarter of 2026, the foregoing one hundred twenty (120) day requirement shall not apply so long as the corresponding Term Note is executed and the related Advance is made on or before August 31, 2026;

(C)    Origination/Advance Fees. Borrower and Lender acknowledge that Borrower has previously paid to Lender, pursuant to the Existing Agreement, certain origination fees with respect to Loan Tranche A and Loan Tranche B, and that such origination fees are deemed earned by Lender in full. For Loan Tranche C, Borrower shall pay to Lender, on or before any Advance under Loan Tranche C, an amount equal to ***** of the amount of such Advance, which such fees shall be deemed earned by Lender upon making of such Advance under the applicable Note; provided, however that, in the event of an Advance under a Term Note for a ***** Unit on the Conversion Date, such ***** fee shall not be calculated or payable on any Converted Principal given that Borrower will have

        EXHIBIT 10.6
already paid such fee with respect to such principal in connection with the Advances under the applicable Interim Note.

(D)    Maximum Amount Advance:

(1)    The total outstanding principal balance under all Notes other than the portion thereof calculated by Cat Financial to be subject to Non-Recourse Syndications, including the Advance being requested, will not exceed the Total Maximum Facility Amount;

(2)    Without limiting the foregoing, (a) in the event of an Advance under Loan Tranche B, the total principal amount advanced plus the sum of all other Advances previously made under Loan Tranche B does not exceed the Loan Tranche B Maximum Facility Amount; and (b) in the event of an Advance with respect to Loan Tranche C, the amount of such requested Advance shall not exceed the Current Tranche C Maximum Availability Amount; and

(3)     For purposes of clarity, no Advances may be made under Loan Tranche A after the Amended Master Effective Date;

(E)    Absence of Default. There shall not exist and be continuing (1) any Default under this Master Agreement or any other Transaction Document; (2) any event of default under the Bank Facility; or (3) any event of default under any other credit facilities with other lenders under which Borrower is bound (for purposes of clarity, excluding the Bank Facility) and the outstanding principal balance is greater than the Threshold Amount;

(F)    No Violation of Credit Facilities. The Transaction Documents and the Loans contemplated hereunder shall not violate any covenants under any credit facilities with other lenders under which Borrower is bound (including the Bank Facility);

(G)    No Material Adverse Effect. No event or circumstance having a Material Adverse Effect since December 31, 2025 shall have occurred and be continuing;

(H)    Payment of Fees and Expenses. Borrower shall have paid to Lender all amounts due under Section 7.6 hereof and any other amounts specified in this Master Agreement or any other Transaction Document that may then be due and payable;

(I)    Financial Statements. Lender shall have received all financial statements required pursuant to Section 4.1 hereof;

(J)    Evidence Remains Current. The evidence of existence and good standing provided by Borrower pursuant to Section 2.1(A) shall be of a recent date, or updated if required by Lender;

(K)    Additional Requirements. Borrower shall have provided all such other documents, certifications, or acknowledgments that: (1) are not inconsistent with the other conditions precedent set forth in Sections 2.1 through 2.3, inclusive, of this Master Agreement; and (2) are reasonably requested by Lender as a result of (a) changes in Applicable Laws; (b) reasonable changes in Lender’s internal policies applicable to similarly situated borrowers or obligors; or (c) circumstances or events not reasonably known to Lender as of the date of the initial Loan.

2.4.     Conversion from Interim Note to Term Note.

        EXHIBIT 10.6

(A)Term Note, Term Loan Schedule and Conversion Event. The parties intend that, promptly after notice from Supplier of the completion of the final Milestone with respect to any ***** Unit, and on or before the applicable Interim Note Maturity Date for such ***** Unit: (1) Lender shall pay to Supplier on behalf of Borrower the amount due upon completion of such final Milestone, as the final Interim Advance and subject to all conditions precedent thereto set forth in the Transaction Documents for each Interim Advance (the "Final Interim Advance”); and (2) the rights and obligations of the parties shall thereafter be evidenced by a Term Note and Term Loan Schedule, in order to allow such principal balance of the Interim Advances (including the Final Interim Advance) to begin amortizing in accordance with the terms set forth therein (each such conversion from an Interim Note and Interim Loan Schedule to a Term Note and Term Loan Schedule being hereinafter referred to as a "Conversion Event"). Lender and Borrower each hereby expressly agree that (a) it is the intention of Lender and Borrower and the economic reality that each Term Note and Term Loan Schedule evidence the same Obligation (including any “purchase money obligation” as such term is defined in Section 9-103(a)(2) of the UCC) originally incurred by Borrower under the applicable Interim Note and Interim Loan Schedule covering the same Item of Equipment, and (b) no Term Note or Term Loan Schedule be deemed to be a novation or otherwise a substitution of new debt for the debt originally evidenced hereunder.

(B)Conditions Precedent to Conversion Event. Notwithstanding any provision of any Transaction Document, Lender shall not be obligated to refinance any Interim Note by funding under the applicable Term Note until the fulfillment to Lender's reasonable satisfaction (other than as set forth in Section 2.4(B)(3)) of all of the following conditions:

(1)Advance Notice. Borrower shall have notified Lender in writing at least ten (10) days prior to the date of the anticipated Conversion Date, unless waived by Lender;

(2)Transaction Documents. Borrower shall have executed and delivered to Lender the applicable Term Loan Schedule, the applicable Term Note, and all other Transaction Documents related thereto;

(3)Liens. Lender shall have received any updated evidence, satisfactory to Lender in its sole discretion, that (a) all necessary or reasonably desirable actions have been taken for Lender to perfect (and Lender shall have perfected) a first priority security interest in the Collateral, including the applicable ***** Unit (subject to Permitted Liens); and (b) the Collateral will not be encumbered by any other claim or lien other than Permitted Liens;

(4)Evidence of Insurance. Lender shall have received evidence of all insurance required hereunder, including pursuant to Section 4.1(D)(1) of this Master Agreement;

(5)Interest, Fees and other Charges. Lender shall have received payment in immediately available funds of any accrued and unpaid interest, late fees or other amounts owed by Borrower as of the Conversion Date with respect to the applicable Interim Note, Interim Loan Schedule, related Transaction Documents or ***** Unit;

(6)Payment of Fees and Expenses. Borrower shall have paid to Lender all amounts due under Section 7.6 hereof and any other amounts specified in this Master Agreement or any other Transaction Document that may then be due and payable;

        EXHIBIT 10.6
(7)Title Work. In the event Supplier is in possession of any certificate of origin, manufacturer’s statement of origin or similar documents that could be used to obtain certificates of title under Certificate of Title Laws, Lender shall have received possession of the originals of such documentation; and

(8)Absence of Default. There shall not exist and be continuing (a) any Default under this Master Agreement or any other Transaction Document; (b) any event of default under the Bank Facility; or (c) any event of default under other credit facilities with other lenders under which Borrower is bound and the outstanding principal balance is greater than the Threshold Amount;

(9)No Violation of Credit Facilities. The Transaction Documents and the Loans contemplated hereunder shall not violate any covenants under any credit facilities with other lenders under which Borrower is bound (including the Bank Facility);

(10)No Material Adverse Effect. No event or circumstance having a Material Adverse Effect since December 31, 2025 shall have occurred and be continuing;

(11)Financial Statements. Lender shall have received all financial statements required pursuant to Section 4.1 hereof;

(12)Evidence Remains Current. The evidence of existence and good standing provided by Borrower pursuant to Section 2.1(A) shall be of a recent date, or updated if reasonably required by Lender;

(13)Interim Note Maturity Date: The Interim Note Maturity Date has not occurred under the Interim Note related to such ***** Unit; and

(14)Additional Requirements. All such other documents, certifications, or acknowledgments shall be provided, and events occurred, as Lender shall reasonably request.

(C) Non-Conversion Fee.

(1) Notwithstanding any provision in this Master Agreement or in any other Transaction Document to the contrary, if any ***** Unit is subject to a Purchase Agreement approved by Lender under this Master Agreement and a Non-Conversion Event (as defined below) occurs with respect to such ***** Unit, Borrower shall pay to Lender a fee equal to ***** of the Purchase Price for such ***** Unit (the “Non-Conversion Fee”) within five (5) days after an applicable Non-Conversion Event (as defined below). Borrower expressly acknowledges and agrees that the Non-Conversion Fee (a) is payable in lieu of any Prepayment Premium that would otherwise be payable under Section 1.10 with respect to the applicable Interim Note or ***** Unit (and, for the avoidance of doubt, Lender agrees no additional Prepayment Premium shall be due on the amount of any such prepayment), (b) is consideration for Lender’s agreement to forbear from suspending the remaining availability under this Master Agreement, if any, or declaring an Event of Default under this Master Agreement, in each case solely as a result of the failure of the Conversion Event to occur for such ***** Unit, (c) is not a penalty, and (d) shall be fully earned and non-refundable when due.
(2) As used herein, a “Non-Conversion Event” occurs with respect to a ***** Unit if:
(a) Borrower pays the final installment of the purchase price to the Supplier unless Borrower intends to seek reimbursement from Lender with an Advance under the Interim Note, in which case the Non-

        EXHIBIT 10.6
Conversion Event does not occur until expiration of any reimbursement period set forth in Section 2.3(A)(3) hereof; or
(b) in the event Borrower has not paid the final installment of the purchase price to Supplier: (i) if an Advance has been made by Lender with respect to such ***** Unit, by the Interim Note Maturity Date under the applicable Interim Note; or (ii) if no Advance has been made by Lender with respect to such ***** Unit, by the applicable Final Advance Deadline.
    (3) In addition to the payment of any Non- Conversion Fee as set forth above, upon the occurrence of a Non-Conversion Event for any ***** Unit that is subject to a Purchase Agreement approved by Lender under this Master Agreement: (a) Lender will be under no obligation to make any further Advances with respect to such applicable Interim Note; and (b) Borrower shall be obligated to pay to Lender, in addition to the Non-Conversion Fee, within five (5) days after an applicable Non-Conversion Event: (i) the entire balance due under the applicable Interim Note, if any, including all accrued and unpaid interest thereon; and (ii) any other amounts owed by Borrower under Section 7.6 or otherwise hereunder, in each case, with respect to the applicable Interim Note and the applicable Interim Loan Schedule, if any, and/or the applicable ***** Unit (provided, however, that Lender agrees that no additional Prepayment Premium shall be due on the amount of any such prepayment). Notwithstanding the foregoing, nothing in this Section 2.4(C) shall limit any right or remedy of Lender arising from Borrower’s failure to pay the Non-Conversion Fee or any other amount when due, or from the occurrence or continuance of any other Default or Event of Default.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Borrower (and each Guarantor with respect to representations and warranties set forth below applicable to such Guarantor), with the knowledge that Lender is relying thereon in executing or accepting this Master Agreement, any Loan Schedules or Notes, or any other Transaction Documents to which it is a party, and in disbursing each Loan hereunder, represents and warrants the following to Lender as of the date hereof and on the date of each Advance (and, if different, the date of each Loan Schedule and Note):
3.1.    Due Organization; Existence. Borrower (i) is a limited liability company duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of such State and (ii) is duly qualified to do business in each State where its business, operations or presence requires such qualification unless, solely in the case of this clause (ii), failure to maintain such qualification could not reasonably be expected to result in a Material Adverse Effect. Each Guarantor is a corporation duly organized under the laws of the State of Delaware (in the case of PHC) or Texas (in the case of PSI), and each Guarantor (i) is validly existing and in good standing under the laws of its State of incorporation and (ii) is duly qualified to do business in any other jurisdiction in which its business, operations or presence requires such qualification unless, solely in the case of this clause (ii), failure to maintain such qualification could not reasonably be expected to result in a Material Adverse Effect.

3.2.    Authorization; No Conflict as to Applicable Law or Agreements. Each of Borrower and each Guarantor has all requisite power and authority, and is duly authorized and empowered to enter into, execute, deliver and perform all of its Obligations under the Transaction Documents and the Support Documents; to conduct its business as presently conducted; to own and operate its Property; and to operate the Equipment. The execution, delivery, and performance by Borrower and each Guarantor of the Transaction Documents and the Support Documents to which such Person is a party have been duly authorized by all necessary company action and do not (a) require any consent or approval of the stockholders, partners, members, or other owners of Borrower or any Guarantor, as applicable, or any authorization, consent, or approval by any domestic or foreign governmental department, commission, board, bureau, agency, or instrumentality, in each case, that is not already obtained; (b)

        EXHIBIT 10.6
violate any provision of any Applicable Law or any order, writ, injunction, or decree presently in effect having applicability to Borrower or any Guarantor, as applicable, or of the organizational or governing documents of Borrower or Guarantor, as applicable; (c) result in a material breach of or constitute a material default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower or any Guarantor is a party or by which it or its Properties are bound or affected (without implying the consent of Lender to the existence or creation thereof); or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral of Borrower other than Permitted Liens.

3.3.    Legal Agreements. Each Transaction Document to which Borrower or any Guarantor, as applicable, is a party is the legal, valid, and binding obligation of such Person enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

3.4.    Material Adverse Effect. No condition exists and is continuing that has caused or could reasonably be expected to have a Material Adverse Effect since the date of the latest financial statement referred to in Section 4.1(A).

3.5.    Financial Condition; Solvency.

(A)    Taken as a whole, Borrower's and Guarantors’ financial statements containing financial information heretofore furnished to Lender (or publicly filed Forms 10-Q and 10-K, as applicable) do not contain any untrue statement of material fact or omit to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such financial information is furnished; it being understood and agreed that for purposes of this Section 3.5, if such financial information includes projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or general industry nature, such projections were prepared in good faith based upon assumptions believed by Borrower and Guarantors to be reasonable at the time made and at the time delivered; it being recognized by Lender that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower and Guarantors, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

(B)    Borrower and Guarantors, taken as a whole, are solvent.

3.6.    Liens. The Collateral is not subject to any Lien or the terms of any security agreement, other than Permitted Liens. Without limiting the foregoing: (a) the Liens granted to Lender hereunder are superior and prior to the rights of all third Persons now existing or hereafter arising by way of Lien (other than Permitted Liens); and (b) all such action as is necessary has been taken to establish and perfect Lender’s rights in and to, and first priority Lien (subject to Permitted Liens) on, the Collateral, including any recording, filing, registration, giving of notice or other similar action.

3.7.     Title to Properties. Subject to Permitted Liens, Borrower has good, valid, and marketable title to the Collateral.

3.8.    Compliance with Laws and Regulations. Borrower, in the conduct of all of its business affairs, is in all material respects in compliance with the requirements of all Applicable Laws, including all Environmental Laws, where noncompliance, individually or in the aggregate, would reasonably be expected to subject Borrower to fines in

        EXHIBIT 10.6
excess of the Threshold Amount. There are no material citations, notices, or orders of noncompliance (that have not been complied with or withdrawn) issued to Borrower under any Applicable Law, the subject of which remains unresolved and where noncompliance, individually or in the aggregate, would reasonably be expected to subject Borrower to fines in excess of the Threshold Amount.

3.9.    Taxes. Borrower has filed or caused to be filed all tax returns which are required to be filed by it pursuant to all applicable federal, state, and local laws, regulations or orders, or any other Applicable Laws and has paid, or made provision for the payment of, all Taxes (subject to Borrower Contest Rights), except in each case to the extent the failure to file such tax returns or pay such Taxes, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The charges, accruals, and reserves in respect of income taxes on the books of Borrower are adequate in all material respects. Borrower knows of no proposed tax assessment against it that, individually or in the aggregate, would have a Material Adverse Effect.

3.10.    Litigation. There are no actions, suits or proceedings pending or to the Knowledge of Borrower threatened against or affecting Borrower or any Guarantor or the properties of such Person before any court, arbitrator, or governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, that has a reasonable likelihood of being adversely determined and, if so adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.11.    No Defaults on Outstanding Judgments. Borrower and Guarantors have each satisfied all final and non-appealable judgments, if any, and are not in default with respect to any final and non-appealable judgment, writ, injunction, or decree, in each case, individually or in the aggregate, in an amount that exceeds the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), of any court, arbitrator, or of any other federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, whether domestic or foreign, in each case, where there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, writ, injunction, or decree, by reason of a pending appeal or otherwise, is not in effect;

    3.12.    Civil Acts; No Immunity. Borrower and Guarantors are subject to civil and commercial law with respect to its Obligations under the Transaction Documents and Support Documents signed or to be signed by it. The execution, delivery, and performance of such Transaction Documents and Support Documents constitute commercial acts as opposed to governmental acts. Neither Borrower nor any Guarantor nor any of their respective Property enjoys, in the courts of the United States or any other nation, any right of immunity from suit, setoff or attachment or execution on a judgment in respect of the obligations of Borrower or any Guarantor under the Transaction Documents or its rights under the Support Documents.

3.13.     Support Documents. (a) There has been no prior assignment of the Support Documents to any Person other than Lender, and Borrower has full and absolute title to the Support Documents; (b) the Support Documents are to the Knowledge of Borrower enforceable, valid agreements and are what they purport to be subject to the effect of principles of equity, bankruptcy, and/or similar laws of general application, now or hereafter in effect, relating to or affecting such enforcement; (c) Borrower is not in default under any Support Document; (d) to its knowledge, all material covenants, conditions, and agreements have been performed as required in the Support Documents, except those not due to be performed until after the date the representation and warranty is made; and (e) Borrower is transferring and assigning the Support Documents and its rights thereunder to Lender free and clear of any and all Liens (other than Permitted Liens) of Borrower's own creditors.

        EXHIBIT 10.6
3.14.    No Default. No Default has occurred and is continuing under any Transaction Document (including with respect to Guarantor or otherwise under the Guaranty).

SECTION 4. COVENANTS AND CONTINUING AGREEMENTS

4.1.    Affirmative Covenants. So long as this Master Agreement or any other Transaction Document remains in effect, Lender has any commitment to lend funds hereunder or under any of the other Transaction Documents, or Borrower has any unfulfilled or undischarged Obligations, Borrower (and each Guarantor with respect to covenants and continuing agreements set forth below applicable to such Guarantor) covenants and agrees as follows:

(A)    Financial Statements.

(1)    Annual Statements. PHC shall provide its Form 10-K report filed with the Securities and Exchange Commission for its most recently ended Fiscal Year as soon as it is available or within one hundred twenty (120) days of its Fiscal Year-end; and

(2)    Interim Statements. PHC shall provide its Form 10-Q report filed with the US Securities and Exchange Commission for its most recently ended fiscal quarter (with respect to the first three fiscal quarters of each Fiscal Year) as soon as it is available or within sixty (60) days of each quarter-end.

Borrower shall be deemed to have complied with the foregoing requirements if PHC files its Forms 10-K and 10-Q with the Securities and Exchange Commission that are publicly available within the time frames set forth in this Section 4.1(A).

(B)    Other Information. Borrower or Guarantor will deliver in writing to Lender:

(1)    Certain Changes. Notice of any Change of Control not less than thirty (30) days prior to the effectiveness thereof (or such shorter period to which the Lender may agree to in writing in Lender’s sole discretion) or any change of Borrower's legal name, form of entity or state of organization not less than 10 Business Days after the effectiveness thereof (or such longer period to which the Lender may agree to in writing in Lender’s sole discretion);

(2)    Default. As promptly as practicable (but in any event not later than fifteen (15) days after Borrower obtains Knowledge of the occurrence): (a) notice of (i) any Default hereunder or (ii) any material default by Borrower under any material agreement pursuant to which Borrower's obligations could reasonably be expected to exceed the Threshold Amount; and (b) a detailed statement by an officer of Borrower of the steps being taken by Borrower to cure the foregoing;

(3)    Litigation. As promptly as practicable after the commencement thereof, notice in writing of all litigation and of all proceedings before any state or federal court or any governmental or regulatory agency, bureau or commission affecting Borrower or any Guarantor which seek a monetary recovery against Borrower or any Guarantor which, if determined adversely to Borrower or any Guarantor, could reasonably be expected to result in a Material Adverse Effect, along with such additional information Lender may reasonably request regarding the circumstances underlying and the merits of such litigation or proceedings;

        EXHIBIT 10.6
(4)    Environmental. As promptly as practicable (but in any event not later than five (5) Business Days after Borrower obtains Knowledge of the occurrence), notice in writing of any Environmental Claim against Borrower or any Guarantor that could reasonably be expected to result in a Material Adverse Effect;

(5)    Material Adverse Effect. Notice of the occurrence of any event or circumstance having a Material Adverse Effect;

(6)    Quarterly Compliance Certificates. Borrower shall provide a compliance certificate, in the form of Exhibit G, concurrently with the delivery of the financial statements set forth in Section 4.1(A), that is signed by an authorized officer of Borrower and that confirms: (a) each Item of Equipment’s vehicle identification number (if applicable), serial number and title state; (b) such financial statements fairly present in all material respects the financial results of operations and condition of PHC and its consolidated Subsidiaries, taken as a whole, in accordance with GAAP; and (c) that (i) no Event of Default has occurred and is continuing under the Transaction Documents (or that an Event of Default has occurred and is continuing under the Transaction Documents, in which case, Borrower shall list the actions being taken to remedy such circumstances); (ii) no event of default has occurred and is continuing under the Bank Facility (or that an event of default has occurred and is continuing under the Bank Facility, in which case, Borrower shall list the actions being taken to remedy such circumstances); and (iii) no event of default has occurred and is continuing under any other credit facilities with other lenders under which Borrower is bound and the outstanding principal balance exceeds the Threshold Amount (or that an event of default has occurred and is continuing under such other credit facilities, in which case, Borrower shall list the actions being taken to remedy such circumstances);

(7)    Requested Information. Such data, documents or further information related to this Master Agreement or any other Transaction Document, or the business or financial condition of any Guarantor or Borrower as Lender may reasonably request, within a commercially reasonable time.

(C)    Compliance with Applicable Laws. Borrower shall, in the conduct of its business, comply with all Applicable Laws, including: (1) paying and discharging promptly, and in all events before the same become delinquent, all Taxes imposed upon it or upon its property (subject to Borrower Contest Rights) except to the extent the failure to comply with such Applicable Laws (including the payment of such Taxes), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (2) obtaining and maintaining all Permits, Licenses and Related Rights. Subject to Borrower Contest Rights, if Borrower shall fail to promptly discharge or provide security against any Taxes, claims, assessments, and governmental charges as aforesaid and an Event of Default then exists and is continuing, Lender may do so, and any and all expenses incurred by Lender shall be promptly paid by Borrower on demand and shall be subject to late payment fees and interest in accordance with Section 7.6 hereof.

(D)    Equipment Specific Requirements. Beginning on or before the Conversion Date with respect to any ***** Unit referenced in the corresponding Term Loan Schedule or on or before the Effective Date of the Term Note with respect to any ***** Unit, and continuing until all Obligations under the applicable Term Note, Term Loan Schedule, and related Transaction Documents are satisfied in full, other than contingent indemnification obligations for which no claim has been made:

(1)Insurance Requirements. Borrower shall maintain insurance, at its expense, in accordance with the Minimum Insurance Requirements with respect to such Equipment. All such insurance required hereunder shall: (a) be in a form and with companies as Lender shall reasonably approve, which

        EXHIBIT 10.6
companies must be of a financial strength and size set forth in more detail in the Minimum Insurance Requirements; (b) be primary, without right of contribution from any other insurance carried by Lender; (c) include a waiver of subrogation; and (d) provide that the insurance may not be canceled or altered so as to affect the interest of Lender without at least thirty (30) days prior written notice to Lender (or, in the event of nonpayment, ten (10) days prior written notice). With respect to the Equipment subject to such Minimum Insurance Requirements, Borrower shall not allow any adjustments to be made with insurers except with Lender's prior written consent and hereby appoints Lender as Borrower's attorney-in-fact to receive payment of and to endorse all checks, drafts and other documents and to take any other actions necessary to pursue insurance claims and recover payments if Borrower fails to do so, and such power shall be coupled with an interest and shall be irrevocable for the term of this Master Agreement and the related Transaction Documents. With respect to the Equipment subject to such Minimum Insurance Requirements, Borrower shall promptly notify Lender of any occurrence which may become the basis of a claim and shall provide Lender with all reasonably requested pertinent data. Borrower shall promptly deliver to Lender written evidence of such insurance coverage following the Lender’s request therefor.

(2)Inspection. Lender and its respective agents or designees shall have at all reasonable times during normal business hours upon reasonable advance notice the right of entry and free access to inspect the Collateral; provided, however, that (A) no advance notice shall be required upon the occurrence and during the continuance of an Event of Default; and (B) access may be limited by existing contractual arrangements between Borrower and unaffiliated third parties (in which case Borrower shall use commercially reasonable efforts to allow Lender’s inspection). Subject to the foregoing, Lender shall also have unrestricted access to and the right to copy all records, accounting books, contracts, subcontracts, bills, statements, vouchers, and supporting documents of Borrower in each case with respect to Collateral (solely to the extent it is within Borrower’s or any Affiliate’s control to permit such copies). Borrower shall be responsible for all reasonable and documented out-of-pocket expenses and costs incurred by Lender, subject to the terms and conditions set forth in Section 7.6. Borrower shall, promptly upon written request from Lender, provide copies of such records, accounting books, contracts, subcontracts, bills, statements, vouchers, and supporting documents of Borrower in each case with respect to the Collateral as are reasonably requested by Lender. Unless an Event of Default or Casualty Event has occurred and is continuing, Lender may not exercise such rights more often than once during any calendar year; provided that, if a Casualty Event has occurred and is continuing, Lender may only exercise such additional inspection rights with respect to the specific Collateral affected by such Casualty Event. Notwithstanding anything to the contrary herein, neither the Borrower nor any Guarantor will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Lender (or its respective agents or designees) is prohibited by Applicable Law or any binding agreement with unaffiliated third parties; or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(3)Preservation of Equipment. Borrower shall: (a) cause such Equipment to be maintained and preserved in good repair and working condition (Reasonable Wear and Tear excepted); (b) maintain all material records relating to Borrower's compliance with the foregoing; and (c) keep such Equipment free from all Liens (other than Permitted Liens). Provided that no Default or Event of Default has occurred and is continuing, Borrower may, at its sole cost and expense, make Permitted Improvements. Borrower shall, upon written request from Lender, provide Lender with a detailed list of any and all Permitted Improvements made by Borrower together with such other information related thereto as may reasonably be requested by Lender. Borrower shall not allow the Equipment to be attached or incorporated to or in any other property not consisting of Equipment hereunder in such a manner that the Equipment may be deemed to

        EXHIBIT 10.6
have become an Accession to or a part of such other property in which someone has a Lien (other than Permitted Liens).

(E)    Maintenance of Records and Books of Account. Borrower shall keep, in all material respects, accurate records and books of account, in accordance with GAAP consistently applied, reflecting all its financial transactions.

(F)    Discharge of Indebtedness. Borrower shall promptly pay and discharge when due (subject to Borrower Contest Rights) all Indebtedness and lawful claims that, individually or in the aggregate, exceed the Threshold Amount.

(G)    Damage or Destruction.

(1)     No loss of, or damage to, any Equipment from any cause whatsoever, including any loss, theft, destruction, irreparable damage, unauthorized sale or trade-in; any confiscation, requisition, taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any governmental authority or any other event, in each case, which renders any Equipment unusable in whole or in any substantial part (each, a "Casualty Event") shall relieve Borrower from its Obligations except as expressly provided in this Section 4.1(G). Borrower shall promptly (and in any event within ten (10) days) provide Lender with written notice of any Casualty Event to any Equipment (any Equipment subject to a Casualty Event being hereinafter referred to as the "Casualty Equipment") for which the repairs or replacement costs are likely to exceed Five Hundred Thousand Dollars ($500,000). Each such notice must be provided together with all damage reports provided to any governmental authority, insurer, or supplier, and all documents pertaining to the repair of such Casualty Equipment, including copies of work orders, and all invoices for related charges. Lender shall be under no duty to Borrower to pursue any claim against any Person in connection with a Total Loss or other Casualty Event.

(2)    Unless the Casualty Event results in a Total Loss, Borrower shall promptly (but in any event within ninety (90) days), place the applicable Casualty Equipment in the condition and repair required by this Master Agreement and the other Transaction Documents; provided, that such ninety (90) day period shall be extended to the extent the Borrower is diligently pursuing the above in good faith. In the event of a Total Loss with respect to any Item of Equipment, Borrower shall pay to Lender, as a mandatory prepayment of the Loan made with respect to such Item of Equipment, an amount calculated by Lender to be equal to the then outstanding principal balance without premium or penalty plus all accrued interest and other amounts due under the applicable Note for the applicable Item of Equipment, including any amounts then due under Section 7.6. Such payment shall be due and payable within thirty (30) days of the Casualty Event, unless Borrower continues to make monthly payments under the applicable Loan in which event the mandatory prepayment will be required within ninety (90) days of the Casualty Event. Lender shall not release any Lien on the applicable Item of Equipment until receipt of the mandatory prepayment in immediately available funds.

(3)    If Lender receives a payment under an insurance policy maintained by Borrower or its Affiliates in connection with any Total Loss or other Casualty Event, and such payment is both unconditional and indefeasible, then provided Borrower shall have complied with the applicable provisions of this Section 4.1(G), Lender shall either (a) if received pursuant to a Total Loss, remit such proceeds (net of any Taxes owed by Borrower or any Guarantor with respect thereto) to Borrower up to an amount equal to the amount of the mandatory prepayment made by Borrower to Lender under Section 4.1(G)(2) above with respect to the related Casualty Event, or credit such proceeds against any amounts owed by Borrower

        EXHIBIT 10.6
pursuant to said section; or (b) if received with respect to a Casualty Event that is not a Total Loss, Lender shall cooperate with Borrower in good faith to pay such monies (net of any Taxes owed by Borrower or any Guarantor with respect thereto) to the applicable vendor or repair personnel, as reimbursement to Borrower, or otherwise once Lender reasonably determines the applicable property has been adequately repaired or replaced, or that an acceptable process has been commenced to restore or repair such property. Any insurance proceeds remaining after application in accordance with the foregoing provisions shall be remitted to Borrower.

(H)    Financial Condition; Accuracy of Information. Borrower and each Guarantor represents, warrants, covenants and agrees that: (a) all financial statements, taken as a whole, furnished to Lender by or on behalf of Borrower or any Guarantor (or publicly filed Forms 10-Q and 10-K, as applicable) do and shall fairly present in all material respects the financial condition of such Person or Persons, taken as a whole, on the dates thereof and the results of its operations for the periods then ended, and shall have been prepared in accordance with GAAP; (b) there shall be no liabilities of any Persons reflected therein, fixed or contingent, which are material, when taken as a whole, and are not reflected in the financial statements or the notes thereto, other than liabilities arising since the date of the last financial statement; (c) the financial statements do not and shall not, when taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading (after giving effect to any supplements and updates thereto) in light of the circumstances under which such information or data was furnished; and (d) all information supplied to Lender by or on behalf of Borrower or any Guarantor pursuant to the terms of this Master Agreement or any other Transaction Documents shall be true and correct in all material respects; it being understood and agreed that for purposes of this Section 4.1(H), if such financial information includes projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or general industry nature, such projections contained in the information and data referred to in this Section 4.1(H) were prepared in good faith based upon assumptions believed by Borrower and Guarantors to be reasonable at the time made and at the time delivered; it being recognized by Lender that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower and Guarantors, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material. As used in this Section, information includes original written copies, printed copies, or copies provided electronically by analog, digital, electronic, telephone, magnetic, mechanical, optical, chemical, electromagnetic, electromechanical, electrochemical, or other similar means, whether or not sent by mail, courier, delivery service, telephone, facsimile, telegraph, Internet, or any other means.

(I)    Indemnification. Borrower hereby agrees to defend, indemnify and hold Lender and Lender's employees, agents, directors, partners, shareholders, officers, members, and any permitted assignee or secured party (collectively with Lender, but in all events excluding Supplier and Packager, the “Indemnified Parties”) harmless from and against: (1) all claims, demands, suits, and legal proceedings (whether civil, criminal, administrative, investigative, or otherwise), including arbitration, mediation, bankruptcy, and appeal and including any claims, demands, suits, and legal proceedings (a) related to any Default by Borrower of this Master Agreement or any other Transaction Document; (b) arising out of the manufacture, purchase, ownership, delivery, rejection, non-delivery, possession, use, transportation, storage, operation, maintenance, repair, return, or other disposition of the Equipment; (c)(i) by any governmental authority or any third party under any Environmental Law, (ii) under any common law tort claim theory applicable to Hazardous Materials or (iii) related to any Hazardous Materials remediation otherwise required to be performed or conducted under any applicable Environmental Law, in each case as it relates to any Equipment, the use of any Equipment, the land upon which any Equipment is located, or any transaction contemplated by any Transaction Documents; or (d) for any patent, trademark or copyright infringement related in any way to any Equipment, the use of any Equipment, or any transaction contemplated by any Transaction Documents (hereinafter,

        EXHIBIT 10.6
subsections (1)(a) through (1)(d) collectively referenced as "Actions"); and (2) any and all penalties, losses, liabilities (including the liability of Borrower or Lender for either party's negligence, tort, and strict liability), damages, costs, court costs, and any and all other expenses (including Attorneys' Fees, judgments, and amounts paid in settlement), related to, arising out of or connected with any Actions; provided that, none of the foregoing indemnities shall apply to any Actions: (i) arising out of the gross negligence or willful misconduct of any Indemnified Party (or any of its affiliates or any of the officers, directors, employees, agents, controlling persons, advisors or other representatives, successors or assigns of any such Indemnified Party) as determined by a court of competent jurisdiction in a final and non-appealable decision so long as the applicable Actions are not asserted on the basis of (A) theories that the Indemnified Party is vicariously liable for the actions of Borrower or any other third party using the Equipment by or through Borrower, including theories of agency, apparent agency or employment; (B) theories that the Indemnified Party negligently entrusted the Equipment to Borrower or any other third party using the Equipment by or through Borrower; or (C) the failure of any Indemnified Party to compel Borrower to comply with the provisions of the Transaction Documents; (ii) the affirmative actions of an Indemnified Party occurring while an Indemnified Party is in possession of the Equipment or on Borrower’s or its customer’s premises; (iii) a claim by Borrower or Guarantor of a material breach of the obligations of Lender under any Transaction Document as determined by a court of competent jurisdiction in a final and non-appealable decision or (iv) any Action that is brought solely by one or more Indemnified Parties against any other Indemnified Parties so long as the Actions described in this subsection (iv) do not arise from any act or omission by the Borrower or any Guarantor. Borrower shall, at Lender's option, appear and defend any such Action and pay the cost of the defense of any such Action brought against Lender, either alone or in conjunction with others, upon any such liability or claim. Borrower shall satisfy, pay, and discharge any and all judgments and fines that may be recovered against Lender in any such Action. The foregoing indemnities are continuing indemnities and shall survive expiration, termination, or cancellation.

(J)    Support Documents. Borrower will use prudent business judgment concerning the enforcement of any right, privilege or claim Borrower may have or acquire against Supplier or Packager under the Support Documents and, if in the exercise of such judgment Borrower determines to enforce such rights or remedies, it will enforce the same diligently and in good faith. Borrower shall keep Lender fully informed of all material circumstances bearing upon its rights and remedies under the Support Documents. Borrower shall promptly advise Lender in writing of any material default by Supplier or Packager in the observance or performance of Supplier’s or Packager’s applicable obligations under the Support Documents. Prior to execution of any additional material Support Document; any material amendment, modification or waiver with respect to the Purchase Agreement; or any material amendment, modification or waiver with respect to any other Support Document, Borrower shall provide copies of such proposed agreement or amendment, modification, waiver or other related documentation to Lender for review together with such other information regarding such agreement as Lender may reasonably request. Without limiting the generality of the foregoing, Borrower expressly acknowledges and agrees that any amendments, modifications or waivers with respect to the Milestones triggering payment obligations owed to Supplier under the Purchase Agreement for which an Advance has been made by Lender or is being requested by Borrower, the amount or timing of such Milestone payments, or the total Purchase Price for any Item of Equipment (whether a ***** Unit or ***** Unit), are in each case material and require the consent of Lender pursuant to Section 4.2(J) below.
4.2.    Negative Covenants. So long as this Master Agreement or any other Transaction Document remains in effect, Lender has any commitment to lend funds hereunder or under any of the other Transaction Documents, or Borrower has any unfulfilled or undischarged Obligations, Borrower (and each Guarantor with respect to covenants and continuing agreements set forth below applicable to such Guarantor) agrees that, without the prior written consent of Lender:

(A)    Lease, Assignment and Liens. BORROWER SHALL NOT, WITHOUT LENDER’S PRIOR WRITTEN CONSENT (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD, CONDITIONED OR

        EXHIBIT 10.6
DELAYED), (1) SELL, ASSIGN, DELEGATE, PLEDGE, HYPOTHECATE, ENCUMBER, DISPOSE OF, OR OTHERWISE TRANSFER THE EQUIPMENT OR ANY INTERESTS THEREIN (OTHER THAN PERMITTED LIENS), (2) RENT, LEASE OR LEND ANY EQUIPMENT TO ANYONE OR (3) PERMIT ANY EQUIPMENT TO BE OPERATED BY ANYONE OTHER THAN BORROWER OR ITS EMPLOYEES, CONTRACTORS, SERVICE PROVIDERS OR OTHER PERSONS UNDER THE SUPERVISION OR CONTROL OF BORROWER. Notwithstanding the foregoing, Borrower may sell any Item of Equipment to a third party provided that Borrower prepays the applicable Loan in full in accordance with the terms of Section 1.10 hereof, including any Prepayment Premium that may be due, and Lender receives such full prepayment in immediately available funds within three (3) Business Days of Borrower’s receipt of such sale proceeds. Lender shall not release any Lien on the applicable Item of Equipment until receipt of the mandatory prepayment in immediately available funds; provided that, upon such receipt of such mandatory prepayment, such Item of Equipment shall be deemed to be Equipment Paid in Full and automatically be released and cease to be Collateral and, upon at least three (3) Business Days’ prior written request by Borrower, Lender shall execute such documents as may be necessary to evidence the release of Lender’s Liens upon such Collateral.

(B)    Mergers; Consolidations; Acquisitions. Borrower shall not: (1) consolidate with or merge into any Person, or permit any other Person to merge into it, unless, in each case, the resulting Person is Borrower or (2) allow any other Person to acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of its assets.

(C)    Restrictions on Nature of Business. Borrower shall not engage in any line of business materially different from the same general type of business presently engaged in by Borrower (and businesses incidental to, reasonably related or ancillary thereto).

(D)    Liens and Encumbrances. Borrower shall not (1) create, incur, or suffer to exist any Lien upon any of the Collateral, except for Permitted Liens; or (2) affix any Equipment to any property in such a manner as to cause such Equipment to be deemed an Accession to or a part of such other property not owned by Borrower free and clear of all Liens (other than Permitted Liens) under Applicable Law.

(E)    Financing Statements. Borrower shall not terminate any Uniform Commercial Code financing statement filed by Lender with respect to the Collateral, or execute any amendment, new financing statement or other filing inconsistent with Lender’s rights hereunder (except a termination statement filed by Borrower pursuant to Section 9-509(d)(2) of the UCC with respect to Equipment Paid in Full and Lender’s failure to terminate such a filing pursuant to the requirements of Section 9-513 of the UCC);

(F)     Delivery Conditions with respect to ***** Units. Borrower will not accept delivery of any ***** Unit until the earlier of (1) the Conversion Date for such ***** Unit, or (2) voluntary prepayment of all Obligations of Borrower under the related Interim Note and Interim Loan Schedule pursuant to Section 1.10 or 2.4(C) hereof.

(G)    Equipment Monitoring Software. In the event any Equipment is equipped with an equipment monitoring system such as Cat® Product Link or a similar monitoring system, Borrower agrees not to remove, disable or impair the Equipment monitoring system. Borrower agrees to permit Caterpillar and/or its subsidiaries or Affiliates, including Lender, and/or Caterpillar dealers to access data concerning the Equipment, its condition and its operation transmitted from the monitoring system. The information may be used: (1) to administer, implement and enforce the terms of the Transaction Documents, (2) to recover the Equipment if necessary, and/or (3) to improve Caterpillar’s products and services. Borrower agrees that information transmitted may include, among other things, the serial

        EXHIBIT 10.6
number, VIN, location, and operational and other data, including fault codes, emissions data, fuel usage, service meter hours, software and hardware version numbers, and installed attachments.

(H)    Location; Certificates of Title. Borrower represents, warrants, covenants and agrees that (1) each Item of Equipment shall be initially garaged in the jurisdiction specified in the applicable Loan Schedule (as such jurisdiction may be changed from time-to-time, subject to this Section 4.2(H)); (2) Borrower shall not cause any Item of Equipment to be issued a certificate of title or similar document under any State’s Certificate of Title Laws without providing prior written notice to Lender and taking such actions as Lender reasonably requires, at Borrower’s sole cost and expense, to record Lender’s Lien on such Item of Equipment pursuant to the applicable State’s Certificate of Title Laws; (3) Borrower does not permit any Item of Equipment to be located outside of the Continental United States, without Lender’s prior written consent; and (4) upon Lender’s written request, Borrower will promptly provide Lender with the location of each Item of Equipment.

(I)     Media and Press Releases. With respect to the transactions contemplated by the Transaction Documents, Borrower shall not, nor allow any Affiliate to, issue any press release or other public announcement in any form that references Lender, its parent company, Caterpillar Inc., or any of their Affiliates, without the prior written consent of Lender. Any request for Lender's consent shall be in writing, together with a draft of the proposed announcement or press release, which shall include a list of the forums if social media sites are to be utilized, and Lender must have received such draft not less than thirty (30) days prior to the anticipated date of its release (or such shorter time, as consented to by Lender in writing). Lender's consent shall not be unreasonably withheld, conditioned or delayed, but any such consent may be contingent upon Borrower's and/or such other Affiliate's acceptance of Lender's reasonably required changes to any such proposal. Notwithstanding anything to the contrary in this Section 4.2(I), nothing herein shall be construed to restrict the dissemination of such information (1) as may be requested or compelled in a judicial or administrative proceeding or as otherwise required by Applicable Law or requested or required by a governmental authority or administrative agency, or (2) as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission in connection with any filings with the Securities and Exchange Commission; and provided further, that Borrower shall provide notice to Lender as promptly as possible upon occurrence of an event set forth in clauses (1) and (2) of this section.

(J) Termination or Changes to Support Documents. Borrower shall not, without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned, or delayed), direct, consent to or agree to any material amendment, modification, supplement, waiver, consent in respect of, suspension of work under, termination, renewal or extension of, or assignment, delegation or transfer of any material right, obligation or benefit under, any Support Document to the extent related to any Item of Equipment for which an Advance has been made by Lender or is being requested by Borrower under any Note or other Transaction Document (other than with respect to Equipment Paid in Full). Without limiting the generality of the foregoing, Borrower expressly acknowledges and agrees that any amendments, modifications or waivers with respect to the Milestones triggering payment obligations owed to Supplier under the Purchase Agreement for which an Advance has been made by Lender or is being requested by Borrower, the amount or timing of such Milestone payments, or the total Purchase Price for any Item of Equipment (whether a ***** Unit or ***** Unit), are in each case material and require the consent of Lender pursuant to this Section 4.2(J). Without limiting the foregoing, Borrower further covenants and agrees that all requests for changes in any Support Document that require Lender consent must be in writing, signed by Borrower, and delivered to Lender for its approval.
4.3.    Sanctions and Anti-Bribery Laws. Borrower and each Guarantor represents, warrants, covenants and agrees as follows:

        EXHIBIT 10.6
(A)    None of (1) Borrower, any Guarantor, or any of either such Person’s respective directors, officers or employees, subsidiaries, or any beneficial owner of the Borrower or any person holding a controlling interest in the Borrower (each, a “Relevant Person”), or (2) to Borrower’s or any Guarantor’s knowledge, having made reasonable enquiries, any of its agents that will act in any capacity in connection with or benefit from any Transaction Documents (including any addendum thereto) and the borrowing thereunder, is currently or at any time a Sanctioned Person. As used herein, a "Sanctioned Person" means, at any time, (a) a person listed in any sanctions-related list of designated persons maintained by the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the government of the United Kingdom, including the HM Treasury of the United Kingdom; or (b) any person owned or controlled by any such person.

(B)     No Equipment or other Collateral or proceeds received under the terms of any Loan will be used by the Borrower or any Guarantor, or any other Relevant Person, or to Borrower’s or any Guarantor’s knowledge, having made reasonable enquiries, by any of the foregoing Person’s agents, sublessees, or other users of the Equipment, (a) in violation of, or which shall cause the Lender or its affiliates to be in violation of any applicable laws, rules, or regulations relating to (1) bribery or corruption, (2) anti-money laundering, (3) terrorism, (4) economic or financial sanctions, or (5) trade embargoes or other Anti-Corruption Laws, or (b) in any jurisdiction not served by Lender by virtue of applicable corporate policies. As used herein, “Anti-Corruption Laws” means, all applicable laws, rules and regulations of any jurisdiction concerning or relating to bribery, money laundering or corruption applicable to Lender, Borrower or any Guarantor, including but not limited to, United States sanctions, the USA Patriot Act (P.L. 107-56, as amended) and the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.).

SECTION 5. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

5.1.    Events of Default. An "Event of Default" shall exist if any of the following shall occur and is continuing:

(A)    Borrower fails to pay (1) any portion of the principal or interest under the Note(s) when due; or (2) any other amount or Obligations under any other Transaction Document, in each case, within five (5) Business Days of the date due;

(B)    any representation, warranty or other statement by Borrower in any Transaction Document shall prove false or misleading in any material respect;

(C)    Borrower breaches any covenant, representation or warranty set forth in Sections 4.1(D)(1), 4.2(A), 4.2(B), 4.2(D), or 4.2(E) or Borrower fails to give any notice required hereunder or under any other Transaction Document to which Borrower is a party within five (5) Business Days after the date that Borrower has Knowledge of the event, condition or occurrence that requires it to provide such notice to Lender.

(D)    Borrower defaults in the performance of, or commits any breach of, any covenant or agreement of Borrower herein or in any other Transaction Document to which it is a party (other than a default which is dealt with specifically elsewhere in this Section 5.1 or in such other Transaction Document) and any such default shall continue for thirty (30) days unremedied after written notice of such default by Lender;

(E)    Borrower or any Guarantor defaults under any other material agreement, instrument, document or writing with Lender or Lender's Affiliates (after giving effect to any notice and cure periods thereunder);

        EXHIBIT 10.6
(F)    Borrower or any Guarantor defaults (after giving effect to any notice and cure periods thereunder) under any agreement for money borrowed or any other agreement evidencing Indebtedness, in each case with an outstanding principal balance in excess of the Threshold Amount, if, as a result thereof, the counterparty thereto has the right to accelerate such Person’s obligations or demands payment thereunder prior to stated maturity or regularly scheduled dates of payment; provided that this clause (F) shall not apply to (w) termination events or equivalent events not constituting events of default pursuant to the terms of any hedge agreement, (x) Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary disposition of the property or assets securing such Indebtedness, if such disposition is permitted under the documents providing for such Indebtedness, (y) any Indebtedness that is required to be repurchased, prepaid, defeased, redeemed or satisfied (or as to which an offer to repurchase, prepay, defease, redeem or satisfy is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control, excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to offer, prepay, redeem, defease or satisfy in the absence of any default thereunder; and (z) (i) the occurrence of any customary event or condition that vests the right of any holder of convertible Indebtedness to submit any convertible Indebtedness for conversion, exchange or exercise in accordance with its terms so long as such event or condition does not result from a breach by the issuer thereof of the terms of such convertible Indebtedness or (ii) any actual conversion, exchange or exercise of any convertible Indebtedness in accordance with its terms;
(G)    Borrower or any Guarantor consents to the appointment of or a court appoints a custodian, receiver, liquidator, or trustee of Borrower, or of any material portion of its Property; or an order for relief in respect of Borrower or any Guarantor shall be entered under any bankruptcy laws; or any material portion of its Property shall be sequestered by court order (and such appointment, order or sequestration shall not be vacated, discharged, stayed or bonded pending appeal within sixty (60) days after the entry thereof);

(H)    if (1) Borrower or any Guarantor becomes insolvent or files a petition for voluntary bankruptcy; (2) or such a petition is filed against Borrower or any Guarantor which, in the case of this subsection (2), is not dismissed within sixty (60) days after the filing thereof); or (3) Borrower or any Guarantor seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction;

(I)    Borrower or any Guarantor makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts as they become due;

(J)    there is a cessation of a substantial part of the business of Borrower or any Guarantor for a period which could reasonably be expected to have a Material Adverse Effect; or Borrower or any Guarantor suffers the loss or revocation of any license or permit now held or hereafter acquired by Borrower or any Guarantor which is necessary to the continued lawful operation of its business and such loss or revocation could reasonably be expected to have a Material Adverse Effect; or Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business which could reasonably be expected to have a Material Adverse Effect; or any lease or agreement pursuant to which Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and such termination shall have a Material Adverse Effect; or any material part of its Property shall be taken through condemnation or the value of such Property shall be impaired through condemnation which could reasonably be expected to have a Material Adverse Effect;

(K)    Borrower or any Guarantor challenges or contests in any action, suit or proceeding the validity, legality or enforceability of any Transaction Document, the Obligations or the perfection or priority of any Lien granted for the benefit of Lender;

        EXHIBIT 10.6

(L)     Borrower attempts to revoke acceptance of any Equipment after Lender has made the Advance with respect thereto, unless the applicable Equipment is deemed to be Equipment Paid in Full prior to or contemporaneously with such revocation;

(M)    PHC fails to maintain, directly or indirectly, at least 50% of the equity interests in Borrower (unless Lender has given its prior written consent); or

(N)    a Change of Control occurs which causes a breach of Section 4.3 hereof.

5.2.    Rights and Remedies Upon Event of Default. Lender shall have any and all remedies existing at law or in equity, and shall have the right, at its sole option, at any time upon the occurrence and continuance of an Event of Default, to exercise any or all of such remedies concurrently, successively, or separately, without notice to Borrower (unless specifically stated herein). Without limiting the foregoing or any other remedies hereunder or in any other Transaction Document, upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, and without notice and without demand, requirements of which Borrower expressly waives, do any one or more of the following, all of which are authorized by Borrower:

(A)    declare all Obligations (including Obligations under each Note) immediately due and payable;

(B)    proceed by court action to enforce performance by Borrower of the covenants and terms of this Master Agreement or any other Transaction Document;

(C)    immediately and without legal proceedings or notice to Borrower or liability for Lender, enter the premises, take possession of, disable, or remove and retain the Equipment or any or all other Collateral (any such taking shall not terminate this Master Agreement and full and complete license to do so being hereby expressly granted by Borrower to Lender) and realize upon any of the Collateral, including, to the extent permitted by law: (1) exercising all rights of Borrower under the Support Documents, including (a) asserting, either directly or on behalf of Borrower, any right, privilege or claim Borrower may, from time to time, have against Supplier or Packager thereunder, as Lender may deem proper in its commercially reasonable discretion; (b) receiving and collecting any and all damages, awards and other monies resulting therefrom and to apply the same on account of any of the Obligations; and/or (c) causing Supplier to complete all obligations thereunder and delivering the applicable Items of Equipment for which an Interim Advance has already been made (it being agreed that subsequent payments to Supplier of amounts due under the Purchase Agreement be deemed Interim Advances under the applicable Interim Note bearing interest at the Interim Note Interest Rate or the Default Rate applied thereto if elected by Lender); (2) leasing, selling or disposing of the Collateral at either a public or private sale for credit or cash at such price as Lender may select (at which sale Lender may be the purchaser) and with or without the Collateral being present; (3) applying the proceeds of any sale or other disposition of the Collateral first to the payment of all expenses of Lender in repossessing, keeping, removing, and disposing of the Collateral, including a reasonable commission for selling, the expenses of liquidating any items, the costs of satisfying any claims upon the Collateral and all expenses for necessary or desirable repairs, all court costs and Attorneys' Fees if any are incurred (or allowed by statute and at the highest rate allowable); then, to the reimbursement of Lender for the amount of any Obligations of Borrower paid or discharged by Lender pursuant to the provisions of this Master Agreement, and of any expenses of Lender payable by Borrower hereunder; then to the satisfaction of the Obligations in such order as Lender shall elect; any surplus to be paid to Borrower or otherwise as required by law and if the proceeds from the disposition of the Collateral shall fail to satisfy all amounts due to Lender hereunder Borrower shall be liable for any deficiency; and (4) at its option and in lieu of sale or other disposition, retaining the Collateral in full or partial satisfaction of all obligations hereunder, upon giving

        EXHIBIT 10.6
any notice required by law. In addition, Borrower expressly gives to Lender and each of its respective agents or individuals appointed by Lender, permission and full authorization to enter into its premises or to any other place where the Equipment and the Collateral is located as to execute or perform all of the actions and steps necessary to take possession of, disable or remove the Equipment and/or any or all other Collateral upon the occurrence and during the continuance of an Event of Default by Borrower;

(D)    with or without taking possession of the Collateral, take legal proceedings for: (1) the specific performance of any covenant or agreement contained herein or in any other Transaction Document, or the execution of any right or power granted herein or therein; (2) foreclosure under this Master Agreement or under any other Transaction Document; (3) the sale, under the judgment or decree of any court of competent jurisdiction, of all or any part of the Collateral; (4) the appointment of a receiver or receivers of all or any part of the Collateral pending any foreclosure hereunder or the sale or other disposition of all or any part of the Collateral, by any court of competent jurisdiction or under executory or other legal process; (5) the recovery of the unpaid balance of Borrower's Indebtedness under this Master Agreement, or any other Transaction Document, or of any other Obligations of the Borrower; and (6) the enforcement of any other appropriate remedy under this Master Agreement or any other Transaction Document;

(E)    require Borrower to assemble all records and all documents which comprise any Collateral or evidence ownership or disposition of any Collateral, or any part thereof, and to make them available to Lender at any place designated by Lender and convenient to Lender;

(F)    as Borrower's attorney-in-fact, request any information concerning the Collateral and further endorse or sign withdrawal documents, checks, or other instruments in Borrower's name necessary or desirable to withdraw, cash in, remove or transfer all or any part of the Collateral (whether or not any early withdrawal or similar penalty will be payable thereupon) into Lender's name or the name of its nominee or payable to the order of Lender or its nominee and to cause new documents or instruments evidencing all or any part of the Collateral to be issued in the name of Lender or its nominee;

(G)    freeze, hold or set off all or any part of the Collateral maintained by Borrower and in the case of set off, apply all or any part of the Collateral in repayment of the Obligations; and

(H)    exercise any and all other rights and remedies of a secured party under the applicable UCC or other codes or Applicable Law governing the perfection, priority or enforcement of security interests where the Collateral is located.

5.3.    Process Prior to Disposition. Prior to any disposition of the Collateral, Lender may, but shall not be required to assemble, process, repair or recondition, maintain, store, refurbish, have appraised, or otherwise prepare the Collateral for disposition, and all costs incurred by Lender in connection with the foregoing shall constitute Obligations owed by Borrower to Lender hereunder. The requirement of reasonable notification of time and place of any public or private sale or any intended disposition shall be met if notice thereof is mailed, postage prepaid, to Borrower and any other Person entitled thereto at least ten (10) days prior to such sale or other disposition of the Collateral. Lender shall have the right to enforce any one or more of the remedies hereunder, either successively or concurrently, and such action shall not operate to bar or estop Lender from pursuing other remedies that Lender may have hereunder or otherwise, and any repossession or retaking of all or any part of the Collateral, whether temporary or otherwise, and any sale thereof, pursuant to the terms hereof, shall not operate to release or discharge Borrower until full payment in cash shall have been made as herein agreed.

        EXHIBIT 10.6
5.4.    Remedies Cumulative; No Waiver. All remedies, agreements and undertakings of Borrower in any Transaction Document shall be deemed cumulative to and not in derogation or substitution of any other agreement or undertaking of Borrower in any Transaction Document. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder (all of which are cumulative and nonexclusive) or under any other Transaction Document shall not operate as a waiver thereof but all such rights, Liens, powers, and remedies shall continue until all Obligations owing or to become owing from Borrower to Lender have been paid in full.

SECTION 6. SUCCESSORS AND ASSIGNS.

6.1.    Lender Assignment. Lender may at any time, with prior written notice to, but without the consent of, Borrower or any Guarantor, sell, transfer, assign, grant a participation in, and/or grant a security interest in all or any part of Lender's interest in the Loan, any payments due with respect thereto, this Master Agreement and any Transaction Documents (each, a "Lender Transfer"); provided, that Lender not consummate a Lender Transfer to (A) any natural person or any company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, or (B) any person who is a competitor of the Borrower or any Guarantor or any affiliate of the foregoing, in each case, without prior written approval of Borrower (it being acknowledged and agreed that a financial institution or other finance company or business entity whose primary business is to provide financing or other financial accommodations is not a competitor of Borrower); provided that, notwithstanding anything to the contrary in Section 1.10, if such Lender Transfer would be materially detrimental to Borrower (in the reasonable judgment of Borrower), Borrower may prepay in full within thirty (30) days of such Lender Transfer the applicable Note or Notes, without paying any Prepayment Premium (or any other penalty or premium). Any purchaser, transferee, assignee or secured party of Lender subject to a Lender Transfer permitted hereunder (each a "Lender Assignee") shall have and may exercise all of Lender's rights hereunder with respect to the Loan, any payments due with respect thereto, this Master Agreement and any Transaction Documents, the Lien of Lender on the Collateral, and/or the other property or rights to which any such Lender Transfer relates. In such event, Lender Assignee shall have all of the rights, but none of the obligations (unless expressly and to the extent assumed by such Lender Assignee in writing) with respect to the property or rights subject to the Lender Transfer. Lender shall be relieved of any obligations of Lender that have been assumed by Lender Assignee. Borrower acknowledges that Lender Transfers do not materially change Borrower’s Obligations under the Loan or Transaction Documents nor materially increase the burdens or risks imposed on Borrower. Each Loan Schedule, as it incorporates this Master Agreement, and the related Note shall collectively constitute "Chattel Paper" as defined by the UCC; the original counterpart of a Loan Schedule and the related Note designated by Lender in writing as the sole original shall constitute the sole original counterpart; and no security interest can be perfected by possession of any other duplicate original or counterpart, whether or not signed by the parties. Borrower acknowledges that Lender’s right to enter into a Lender Transfer is essential to Lender and, accordingly, waives any restrictions under Applicable Laws with respect to any Lender Transfer and any related remedies. Borrower shall not assert against any Lender Assignee any claim that Borrower may have against Lender; provided, however, that Borrower may assert any such claim in a separate action against Lender. Upon written notice of a Lender Transfer, Borrower shall: (i) promptly execute and deliver to Lender or to such Lender Assignee an acknowledgment of such Lender Transfer in form and substance reasonably satisfactory to the requesting party, an insurance certificate adding the Lender Assignee as loss payee and/or an additional insured, and such other documents and assurances, including estoppel certificates, as are reasonably requested by Lender or such Lender Assignee; and (ii) comply with all other reasonable requirements of any such Lender Assignee in connection with any such Lender Transfer. Lender shall promptly deliver to Borrower the information necessary for Borrower to maintain the Register regarding any Lender Transfer and any Lender Assignee. Following such Lender Transfer, the term “Lender” shall be deemed to include or refer to each Lender Assignee, as appropriate under the circumstances. Without limiting the foregoing, if a Lender Transfer is made to a partnership or trust, the term "Lender" as used herein shall mean and include the partnership or trust and shall also include, where applicable, each partner in or beneficiary of the

        EXHIBIT 10.6
partnership or trust. Borrower will provide reasonable assistance to Lender to complete any transaction contemplated by this Section 6.1.

6.2.    Register. Borrower shall maintain a copy of each assignment delivered to it and a register for the recordation of the names and addresses of each Lender and principal amounts (and stated interest) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by Lender at any reasonable time and from time to time upon reasonable prior notice.

6.3    Borrower Assignment. No assignment of this Master Agreement, any other Transaction Document, or any right or Obligation hereunder or thereunder (including by operation of law), may be made by Borrower or any assignee of Borrower without the prior written consent of Lender.

SECTION 7. GENERAL

7.1.    Certain Matters of Construction. Any use of the term “Equipment” herein shall be deemed to refer equally to all Equipment and components thereof and each Equipment and component thereof, it being the understanding of the parties that any reference to “Equipment” shall not be deemed to prejudice any rights or remedies of Lender, or Obligations of Borrower, hereunder with respect to any Equipment or component thereof. Defined terms used herein that include the word "Equipment" shall have the meanings ascribed herein irrespective of whether the goods or other property referenced or otherwise included in such defined terms constitutes "Equipment" as such term is defined pursuant to Article 9 of the Uniform Commercial Code or some other type of collateral category thereunder. It is the intention of the parties hereto that the Equipment shall consist solely of personal property and that it shall not constitute Fixtures. The parties acknowledge and agree that the Equipment are and shall remain removable from, and not essential to, the premises where the Equipment are located. All references to Sections herein, unless otherwise stated, shall refer to Sections of this Master Agreement. Lender may, but shall not be obligated in any way to, maintain one or more accounts or records on the books or systems of Lender in which will be recorded the Loans, interest applicable thereto, any and all other payment Obligations of Borrower under this Master Agreement and other Transaction Documents, and other appropriate debits and credits as provided herein. The accounts or records maintained by Lender shall be conclusive evidence, absent manifest error, of the amount of Advances, interest and related information. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. The terms "herein" or "hereunder" or like terms shall be deemed to refer to this Master Agreement as a whole and not to a particular section. Whenever terms such as "include" or "including" is used in this Master Agreement or in any Transaction Document, they mean "include" or "including," as the case may be, without limiting the generality of any description or word preceding such term. Unless otherwise expressly set forth to the contrary, whenever the expression "satisfactory to Lender," "in Lender's judgment" or similar words are used or Lender is granted the contractual or right to choose between alternatives or to express its opinion, the satisfaction, judgment, choices and opinions are to be made in the sole discretion of Lender. Except as otherwise expressly provided herein, any reference in or to this Master Agreement (including any Appendix, Schedule, or Exhibit hereto), any other Transaction Document, or any other agreement, instrument, or other document shall be construed to refer to the referenced agreement, instrument, or document as assigned, amended, restated, supplemented, or otherwise modified from time to time, in each case in accordance with the express terms of this Master Agreement and any other relevant Transaction Document unless such reference is expressly limited to refer to such agreement, instrument, or other document “as in effect on” a specified date. The captions or headings in each Transaction Document are made for convenience and general reference only and shall not be construed to describe, define, or limit the scope or intent of the provisions of such Transaction Document. Absent manifest error, the records of Lender shall be conclusive evidence with respect to the matters governed by the Transaction Documents. As used herein, all masculine pronouns shall include the feminine or neuter, and all singular terms the plural form thereof, and vice versa. The exhibits

        EXHIBIT 10.6
annexed hereto are incorporated herein by this reference and made a part hereof as if contained in the body of this Master Agreement. Both Lender and Borrower acknowledge that this Master Agreement and the other Transaction Documents have been fully negotiated between the parties and agree that it shall be construed without regard to any presumptions against the party causing the same to be prepared.

7.2.    Execution in Counterparts; Effectiveness. This Master Agreement and the other Transaction Documents may be executed separately by Borrower, Lender and the other parties thereto in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument. This Master Agreement and each other Transaction Document shall become effective when this Master Agreement or such other Transaction Document, as applicable, has been executed by Lender (if applicable) and when Lender has received counterparts thereof that, when taken together, bear the signatures of each of the other parties hereto or thereto, as applicable. The parties intend and agree that, for purposes of enforcing the rights of Lender against Borrower, a carbon copy, photocopy, facsimile or portable document format (“PDF”) of this Master Agreement or any other Transaction Document with applicable signatures thereon shall be deemed to be as binding, valid, genuine, and authentic as an original-signature document for all purposes, including all matters of evidence and the “best evidence” rules. At Lender’s request, Borrower or any other counterparty to this Master Agreement or any other Transaction Document shall re-execute original forms thereof and deliver them to Lender. No party hereto shall raise the use of a facsimile machine, PDF or email to deliver a signature or the fact that any signature document was transmitted or communicated through the use of facsimile machine or email as a defense, and each such party forever waives any such defense.

7.3    Provisions for Exclusive Benefit of Lender. All conditions to the obligations of Lender to disburse the Loan hereunder, and all approval rights of Lender, are imposed solely and exclusively for the benefit of Lender and its permitted successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to disburse the Loan in the absence of strict compliance with any or all of such terms and conditions. No other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if it deems it advisable to do so. Without limiting the foregoing, it is expressly agreed that the disbursement of the Loan by Lender shall not constitute or be interpreted as an approval or acceptance by Lender of the quality, quantity or acceptability of any Equipment or Collateral, or a representation, warranty or indemnity by Lender to any Person as to the nature of the Equipment, the achievement of any condition to funding or the Equipment’s intended use. The exercise by Lender of its rights of inspection, approval, or inquiry granted to Lender herein, including the certificates and other evidence produced to prove the achievement of any condition to funding are acknowledged to be solely for the protection of Lender's interests hereunder, and under no circumstances shall they be construed to impose any responsibility or liability of any nature whatsoever on Lender to any Person. None of Borrower, the Supplier, the Packager, or any other Person may rely, or have any right to rely upon Lender's determination of the appropriateness of Lender’s disbursement of the Loan.

7.4.    Amendments. Neither this Master Agreement nor any Transaction Document may be amended or waived except by written instrument signed by the parties hereto or thereto. In the event an amendment to any Transaction Document is, in Lender's reasonable discretion, required due to any request, action, or inaction of Borrower, including to any voluntary or mandatory prepayment of the Obligations, Borrower shall reimburse Lender for all reasonable and documented out-of-pocket costs and expenses associated with such amendment, including Attorneys’ Fees. All representations, warranties and agreements made herein by any of the parties hereto shall survive consummation of the transactions contemplated hereby.

7.5.    Notices. All notices, requests, consents, approvals, demands or other communications hereunder shall be in writing and shall be addressed to the address of the recipient shown on the first page of this Master

        EXHIBIT 10.6
Agreement or such other address as the recipient shall have specified from time to time and shall become effective (A) when received if delivered by personal delivery, overnight mail or courier service, electronic mail or facsimile transmission, or (B) three (3) days after being deposited in the United States mail, postage pre-paid, return receipt requested. Notwithstanding the foregoing, Borrower agrees that messages regarding active transactions it has with Lender may be delivered by telephone call (whether prerecorded voice or autodialed or not) or sent via text message or SMS (whether autodialed / texted or not), or message sent through a social media or similar platform, to any landline or mobile phone number submitted in connection with the credit application process or subsequently as a business contact number for Borrower. Borrower agrees to update its business contact information, including any mobile number submitted as a contact, with Lender if it changes during the duration of this transaction. Borrower understands and agrees that collections messaging may occur, even if Borrower has registered certain preferences regarding a mobile number that is also a business contact number.

7.6.    Costs, Expenses.

(A)    Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery, administration, enforcement of, and/or the protection of Lender's rights under, this Master Agreement, any other Transaction Documents and/or any other documents to be delivered hereunder, including (1) title insurance premiums, recording and filing fees, transfer taxes, documentary stamp taxes, appraisal fees, surveyor charges, and Lender's third party fees, and (2) Collection Expenses, Attorneys’ Fees and the reasonable and documented out-of-pocket expenses and travel costs incurred by Lender.

(B)    Borrower agrees to pay on demand all reasonable and documented out-of-pocket losses, costs and expenses, if any (including Attorneys’ Fees and expenses), incurred in connection with the preservation of any rights of Lender under, or the enforcement of, or legal advice in respect of, the rights or responsibilities of Lender under this Master Agreement or any other Transaction Documents, and any other documents delivered hereunder including losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its obligations contained herein or any other document related thereto.
7.7.    Power of Attorney: Further Assurances. Borrower will, upon demand of Lender, and at Borrower's sole cost and expense, do and perform any other act and will execute, acknowledge, deliver, file, register, communicate, record and deposit (and will re-file, reregister, re-communicate, rerecord or redeposit whenever required) any and all further documents, instruments or records required by law or reasonably requested by Lender including financing statements or other records under the UCC as currently in force or as subsequently revised or reenacted, mortgages and such other recordations (which Lender shall have the right to file, communicate, or record wherever and whenever Lender deems prudent) for the purpose of proper protection, to the reasonable satisfaction of Lender, of Lender's Lien in the Collateral or to carry out the provisions of this Master Agreement or any other Transaction Document. Borrower further authorizes Lender and irrevocably appoints Lender as its attorney-in-fact (coupled with an interest) to enter ministerial information on this Master Agreement or any other Transaction Document, or other writing executed in connection with any of the foregoing; to file financing statements or to execute and deliver or otherwise authenticate and communicate any writing or record and take any other actions that are necessary or that Lender reasonably deems to be desirable to protect Lender's interest in the Collateral or otherwise under this Master Agreement or any other Transaction Document; or, during the continuance of an Event of Default, to exercise remedies with respect to the Support Documents in accordance with the terms of Section 5.2. Borrower further authorizes Lender to transmit and file any such statements, ministerial changes, and other items by electronic means.

7.8.    Survival. All warranties, representations, agreements and covenants made by Borrower herein or in any other Transaction Document shall be considered to have been relied upon by Lender and shall survive the making

        EXHIBIT 10.6
of the Loan regardless of any investigation made by or on behalf of Lender. All statements in any other Transaction Document shall constitute warranties and representations by Borrower hereunder.

7.9.    Submission to Jurisdiction and Service of Process. Borrower irrevocably agrees that any legal action or proceeding arising out of or relating to this Master Agreement or any other Transaction Document may be instituted in any Federal or State court sitting in the State of Tennessee, or in the State of Borrower's organization and Borrower, in respect of itself, its Properties, and revenues, irrevocably submits to the jurisdiction of these courts. Borrower waives any right to transfer or change the venue of any litigation brought against Borrower by Lender in accordance with this paragraph (including without limitation the defense of an inconvenient forum). Borrower waives personal service of process and irrevocably consents that service of process upon it may be made by the mailing of copies thereof by certified or registered mail, return receipt requested, at its address set forth in this Master Agreement and service so made shall be deemed completed on the third (3rd) day after such service is deposited in the mail. Nothing herein shall affect the right to serve process in any other manner permitted by law. Borrower agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Master Agreement or any other Transaction Document shall be conclusive and may be enforced in any other jurisdiction within the United States by suit on the judgment, a certified or exemplified copy of which judgment shall be conclusive evidence thereof and of the amount of its indebtedness, or by such other means provided by law.

7.10.    Waiver of Sovereign Immunity. Borrower agrees that the activities contemplated by the Transaction Documents are commercial in nature rather than governmental or public, and therefore agrees that it is not entitled to any immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to the Transaction Documents. In respect of itself, its Properties, and revenues, Borrower irrevocably waives any right or claims of immunity which may now or hereafter exist and agrees not to assert any such right or claim in any such action or proceeding in any jurisdiction.

7.11.    Governing Law. THIS MASTER AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

7.12.    Right of Setoff. As collateral security for the repayment of the Obligations of Borrower and liabilities under this Master Agreement and the other Transaction Documents, Borrower hereby grants to Lender the right to apply, at any time and from time to time should an Event of Default exist and be continuing hereunder, any and all obligations owing from Lender and/or any Affiliate or Subsidiary of Lender (or its assignees) to Borrower toward repayment of any sums owing from Borrower to Lender hereunder. Borrower authorizes Lender to direct any Affiliate or Subsidiary of Lender to pay any obligations owing to Borrower directly to Lender in satisfaction of its obligations to Borrower and hereby consents to the payment of such monies to Lender by any of its Affiliates and/or Subsidiaries. Borrower shall not have and hereby waives any right of setoff or reduction due to any reason whatsoever, including disputes outside this transaction.

7.13.    Severability of Provisions. Any provision of this Master Agreement or any other Transaction Document which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

7.14.    Waiver of Consequential Damages, Etc. Notwithstanding anything to the contrary in this Master Agreement or any other Transaction Document, under no condition or cause of action shall any party hereto be liable for any interruption of service, any loss of actual or anticipated business or profits or any special, indirect, or consequential damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of,

        EXHIBIT 10.6
this Master Agreement or any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or other advance hereunder or the use of the proceeds thereof whether such liability arises in contract, tort (including negligence or strict liability), or otherwise. To the fullest extent permitted by Applicable Law, each other party hereby agrees that it shall not assert, and such party hereby waives, any and all such claims. This Section 7.14 shall not limit Borrower’s indemnity obligations set forth in Section 4.1(I) to the extent that such special, indirect, or consequential damages are included in any claim by a third party unaffiliated with the applicable Indemnified Party with respect to which the applicable Indemnified Party is entitled to indemnification as set forth in Section 4.1(I).

7.15.    Jury Trial Waiver. BORROWER AND LENDER EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY TRANSACTION DOCUMENT OR THE OBLIGATIONS. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THIS MASTER AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVER IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS MASTER AGREEMENT MAY BE FILED WITH THE COURT DOCUMENTING THE JURY TRIAL WAIVER.

7.16.    Accounting Terms. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Borrower or any Guarantor at “fair value” as defined therein and (ii) all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP as of December 31, 2016 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as capital leases and/or capital lease obligations) for purposes of this Master Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as capital leases and/or capital lease obligations.

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EXHIBIT 10.6

IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be executed by their duly authorized officers as of the day and year first above written.

PROPETRO ENERGY SOLUTIONS, LLC By: /s/ Caleb Weatherl Name: Caleb Weatherl Title: Chief Financial Officer	CATERPILLAR FINANCIAL SERVICES CORPORATION By: /s/ Charles C. Shupe III Name: Charles C. Shupe III Title: Director of Global Risk

ACKNOWLEDGMENT BY GUARANTORS

By execution of a Guaranty, dated as of April 2, 2025 (the “Guaranty”), in connection with the Original Agreement referenced above, and by execution of the First Amendment referenced above, each of PROPETRO HOLDING CORP. and PROPETRO SERVICES, INC. (hereinafter referred to, jointly and severally, as “Guarantor”) unconditionally guarantees the Indebtedness (as defined in the Guaranty) of Borrower. Without in any way granting or implying any right of Guarantor to any notice of, or consent right with respect to, any amendment to the Master Agreement or the Transaction Documents, by execution below, Guarantor acknowledges and agrees that (a) the Guaranty has not been revoked or terminated, (b) the Guaranty remains in full force and effect, and (c) the Obligations (as defined in the Master Agreement) constitute Indebtedness (as defined in the Guaranty) guaranteed pursuant to the Guaranty.

PROPETRO HOLDING CORP. By: /s/ Caleb Weatherl Name: Caleb Weatherl Title: Chief Financial Officer	PROPETRO SERVICES, INC. By: /s/ Caleb Weatherl Name: Caleb Weatherl Title: Chief Financial Officer

[Signature Page to Master Loan and Security Agreement]

EXHIBIT 10.6

Appendix A
To
Master Loan and Security Agreement

Defined Terms
"Accession" has the meaning ascribed thereto in the UCC.
“Actions” has the meaning ascribed thereto in Section 4.1(I) of this Master Agreement.
"Advances" means advances of money under each Note made or to be made by Lender to Borrower, the Supplier, the Packager, or any other designee approved by Lender, each such advance to be repaid under and subject to the terms of the applicable Note.
"Affiliate" of a Person means any other Person that directly or indirectly Controls, is Controlled by, or is under Common control with such Person.
“Anti-Corruption Laws” has the meaning ascribed thereto in Section 4.3(B) of this Master Agreement.
“Amended Master Effective Date” has the meaning ascribed thereto in the preamble of this Master Agreement.
"Applicable Law" means all laws, rules and regulations applicable to the Person, conduct, transaction, representation, warranty, covenant, instrument, document or agreement in question, including all applicable local, regional, county, state, federal, national or international laws, constitutions, statutes, treaties, regulations or ordinances; all legally-binding orders of governmental authorities; all legally-binding judicial orders, judgments and decrees; and all common law and equitable principles.
“Attorneys' Fees" means any and all reasonable and documented out-of-pocket attorneys' fees, costs and related expenses incurred by Lender (limited, in all cases of this definition of “Attorneys’ Fees”, to one external counsel (and, if reasonably necessary, one external local law firm in each material and relevant jurisdiction) related to, arising out of, or in any way connected with Lender's interests in or defense of any Action or Lender's enforcement of its rights and interest with respect to the Collateral, this Master Agreement or any of the other Transaction Documents, or any other instrument, document, or agreement executed in connection with or contemplated by any of the foregoing (which shall include external attorneys' fees incurred by Lender to collect sums due, during any work-out, with respect to settlement negotiations, to enforce any of its rights, or to defend Lender and which, in any bankruptcy proceeding, shall include any external attorneys' fees incurred in connection with any motion for relief from the automatic stay and any motion to assume or reject this Master Agreement, any Loan Schedule, any Note, or any other Transaction Documents, it being the intention of the parties that any and all external attorneys' fees incurred by Lender in connection with any bankruptcy proceeding shall constitute "actual pecuniary losses" under §365 of the Bankruptcy Code and that Borrower shall be responsible for indemnifying Lender with respect to such fees).
"Bank Account" means Lender's account with JP Morgan Chase Bank, N.A., New York, New York, 10018, USA, account number 304658154, ABA code 021-000-021, or such other account as may be designated by Lender in writing.
“Bank Facility” means the credit or facility agreement that constitutes the primary bank credit facility or facilities of Borrower or any Guarantor, as amended, restated, amended and restated, joined, refinanced, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.
Appendix A- Page 1

EXHIBIT 10.6

As of the date of this Master Agreement, the Bank Facility is that certain Amended and Restated Credit Agreement, dated as of April 13, 2022, as amended by Amendment No. 1, dated as of June 2, 2023, as amended by Amendment No. 2, dated as of June 26, 2024, as amended by Amendment No. 3, dated as of December 26, 2025, as amended by Amendment No. 4, dated as of May 4, 2026, and as further amended, restated, amended and restated, joined, refinanced, supplemented or otherwise modified from time to time, by and among PHC, as holdings, PSI, as borrower, the lenders and letter of credit issuers from time to time party thereto and Barclays Bank PLC, as agent.
“Borrower” has the meaning ascribed thereto in the preamble of this Master Agreement.
“Borrower Contest Rights” shall mean Borrower's right to contest in good faith third party issues related to the Collateral or the Transaction Documents where specified hereunder, so long as (a) it does so diligently, by appropriate proceedings, and without prejudice to Lender; (b) adequate reserves have been provided in accordance with GAAP to the extent required thereunder, (c) no Collateral that Lender deems to be material would be in any material danger of sale, loss, or forfeiture as a result of such proceeding or contest, and such contest could not reasonably be expected to otherwise materially adversely affect Lender’s rights or interests in and to any of the Collateral, or otherwise result in a Material Adverse Effect; and (d) Borrower notifies Lender of such contest.
"Business Day" means a day other than a Saturday, Sunday, or a day on which banks are authorized by law to be closed in Nashville, Tennessee or New York, New York.
“Cat Dealer” means: (a) *****; (b) *****; and (c) any other Person selling a ***** Unit that is approved by Lender in its reasonable discretion in writing.
“***** Unit” means an Item of Equipment that is sold by a Cat Dealer under a Purchase Agreement approved by Lender (the acceptability of any such Purchase Agreement to be determined in Lender’s sole discretion; provided, however, that Lender shall not unreasonably withhold, delay or condition its approval to the extent such Purchase Agreement is substantially similar to other Purchase Agreements previously approved by Lender).
"Casualty Event" has the meaning ascribed thereto in Section 4.1(G)(1) of this Master Agreement.
"Casualty Equipment" has the meaning ascribed thereto in Section 4.1(G)(1) of this Master Agreement.
"Certificate of Title Laws" means state laws governing the recordation of Liens and ownership interests with respect to vehicles or other property covered by a certificate of title issued by governmental authority in such state.
“Change of Control”:
(A) In the case of any Person that is not a publicly traded company, means (as the result of a single or series of transactions) the transfer, sale, assignment, donation or other alienation or encumbrance, or the placing in a voting trust or similar arrangement (excluding, for the avoidance of doubt and in each case, collateral assignments), of any equity interests in such Person, to any Person or a combination of Persons acting jointly or in concert, that are not equity interest holders of such Person on the date of this Master Agreement (“Existing Controlling Persons”), if, after giving effect to all such transfers, encumbrances, grants or placements, such Existing Controlling Persons do not directly or indirectly control (subject to no encumbrance, voting trust or other voting restriction or agreement) at least fifty (50%) percent of the interests in such Person; or
Appendix A- Page 2

EXHIBIT 10.6

(B) In the case of any Person that is a publicly traded company, means (as the result of a single or series of transactions): (i) the acquisition by any Person or a combination of Persons (other than Existing Controlling Persons) acting jointly or in concert, of more than fifty (50%) of the capital stock having ordinary voting power for the election of the directors of such Person; or (ii) Continuing Directors shall not constitute at least a majority of the board of directors of such Person.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
"Collateral" means and includes individually, collectively, interchangeably and without limitation all Equipment and other Property described in Section 1.16 hereof, and any other Property granted as collateral security for the Obligations whether granted pursuant to this Master Agreement or any other Transaction Document or under any other instrument, agreement or document, whether granted directly or indirectly, whether granted now or in the future, whether granted in the form of a security interest, mortgage, collateral mortgage, assignment, pledge, chattel mortgage, lien, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise whether now existing or hereafter acquired or arising. For the avoidance of doubt, in no event shall Collateral include Equipment Paid in Full.
"Collection Expenses" means all reasonable and documented out-of-pocket costs and expenses incurred by Lender during the continuance of or otherwise directly associated with an Event of Default in connection with efforts to collect or recover any of the Obligations or the Collateral from Borrower, including Attorneys’ Fees.
“Continuing Director” means, at any date, an individual (a) who is a member of the board of directors of any such Person as of the execution date of this Master Agreement, (b) who, as at such date, has been a member of such board of directors for at least the 12 preceding months, (c) who has been nominated, designated or approved to be a member of such board of directors, directly or indirectly, by the Permitted Holders (as defined in the Bank Facility) or Persons nominated, designated or approved by the Permitted Holders (as defined in the Bank Facility) or (d) who has been nominated, designated or approved to be, or designated or approved as, a member of such board of directors by a majority of the other Continuing Directors then in office.
“Control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.
“Conversion Date” has the meaning ascribed thereto in Section 1.3(B) of this Master Agreement.
“Conversion Event” has the meaning ascribed thereto in Section 2.4(A) of this Master Agreement.
“Converted Principal” has the meaning ascribed thereto in Section 1.3(B) of this Master Agreement.
“Current Tranche C Maximum Availability Amount” has the meaning ascribed thereto in Section 1.2(C)(2) of this Master Agreement.
"Default" means any occurrence, condition, act or failure to act which, either: (a) constitutes an Event of Default, or (b) with the giving of notice, or the passage of time, or both, may give rise if not timely cured to an Event of Default hereunder.
"Default Rate" has the meaning ascribed thereto in Section 1.8 of this Master Agreement.
"Dollars" and the sign "$" means the currency of the United States of America.
Appendix A- Page 3

EXHIBIT 10.6

"Effective Date" has the meaning ascribed thereto in Section 1.1(C) of this Master Agreement.
"Environmental Claim" means any claim, action, or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned or operated by Borrower, (ii) circumstances forming the basis of any violation, or alleged violation, of the Environmental Laws; or (iii) any actual or alleged noise, vibration, sound emission, tonal noise, low-frequency noise, nuisance, or failure to comply with any noise-related permit, approval, zoning condition, ordinance, mitigation requirement, or operating restriction, in each case relating to the Equipment or any location at which the Equipment is installed, stored, tested, maintained or operated.
“Environmental Laws” means, collectively, any and all Applicable Laws which relate to the protection of worker health or occupational safety (to the extent related to exposure to Hazardous Materials, occupational noise exposure, or the operation, testing, maintenance, location, installation, use, removal or condition of any Equipment) or the environment (including ambient air, indoor air, noise, vibration, odor, soil, sub-surface strata, surface water, ground water, and natural resources), now or hereafter in effect and in each case as amended from time to time, including, without limitation, (a) Applicable Laws relating to noise emissions, sound pressure levels, tonal, low-frequency, impulsive or continuous sound, vibration, nuisance, noise abatement, noise control devices, sound attenuation, acoustic enclosures, mufflers, silencers, testing hours, operating hours, noise studies, acoustic modeling, post-installation or post-construction verification, and permits or approvals applicable to the Equipment or any location where the Equipment is installed, stored, tested, maintained or operated, and (b) Applicable Laws related to the use, generation, manufacture, refinement, recycling, handling, transport, distribution, treatment, storage, disposal, emission, discharge, release, or threatened release of Hazardous Materials. For purposes of clarity, Environmental Laws expressly include, but are not limited to, the Clean Air Act, 42 U.S.C. §7401, et seq., including the noise-abatement provisions of the Clean Air Act, 42 U.S.C. §7641, et seq.; the Noise Control Act of 1972, 42 U.S.C. §4901, et seq.; the Quiet Communities Act of 1978, 42 U.S.C. §4913, et seq.; the Occupational Safety and Health Act of 1970 and regulations promulgated thereunder relating to occupational noise exposure, including 29 C.F.R. §1910.95 and 29 C.F.R. §§1926.52 and 1926.101; the Federal Water Pollution Control Act, 33 U.S.C. §1251, et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §136, et seq.; the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; the Federal Solid Waste Act as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901, et seq.; the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §9601, et seq.; and any equivalent state or local laws, ordinances, rules, regulations, codes, permit conditions, approvals, orders, zoning requirements, nuisance requirements, or land-use requirements, as the same may be amended or modified.
"Equipment" means (a) all property designated as “Equipment” on each Loan Schedule (irrespective of whether such property constitutes "Equipment", “Inventory”, “Fixtures” as such terms are defined pursuant to Article 9 of the UCC or some other type of collateral category thereunder); (b) any related software (embedded therein or otherwise) and any and all related general intangibles, replacements, repairs, additions, attachments, accessories and Accessions (as defined in the UCC); and (c) all Permitted Improvements.
“Equipment Paid in Full” means any Equipment or Item of Equipment with respect to which (a) the Note applicable to such Equipment or Item of Equipment has been paid in full; and (b) all other Obligations related to such Equipment or Item of Equipment, the applicable Note and applicable Loan Schedule have been discharged in full (other than indemnity or similar obligations which survive termination and for which no claim has been made by Lender).
Appendix A- Page 4

EXHIBIT 10.6

"Equipment Collateral" has the meaning ascribed thereto in Section 1.16(A) of this Master Agreement. For the avoidance of doubt, in no event shall Equipment Collateral include Equipment Paid in Full.
"Event of Default" has the meaning ascribed thereto in Section 5.1 of this Master Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deduction from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.12(a), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to the failure by Lender to comply with Section 1.12(b) of this Master Agreement and (d) any withholding Taxes imposed under FATCA.
“Existing Agreement” has the meaning ascribed thereto in the preamble of this Master Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Master Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities entered into in connection with the implementation of the foregoing.
“Final Advance Deadline” means: (a) June 30, 2026 for Loan Tranche A; and (b) November 30, 2026 for Loan Tranche B; and (c) the Revolver Termination Date for Loan Tranche C.
“Final Interim Advance” has the meaning ascribed thereto in Section 2.4(A) of this Master Agreement.
“First Amendment” has the meaning ascribed thereto in the preamble of this Master Agreement.
"Fiscal Year" means PHC’s financial accounting year.
"Fixture" with respect to any Equipment has the meaning ascribed to such term in the Uniform Commercial Code in the State where such Equipment is located, as interpreted pursuant to relevant Applicable Laws in such State.
"Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or the international standard that is considered equivalent by Lender, in Lender’s sole and absolute discretion), which are applicable to the circumstances as of the date of
Appendix A- Page 5

EXHIBIT 10.6

determination. Unless waived by Lender such principles shall be followed in the preparation of all financial statements provided to Lender in accordance with the terms of this Master Agreement or any other Transaction Document.
“Guarantor” means, jointly and severally, PHC and PSI.
"Guaranty" shall mean that guaranty executed by any Guarantor in favor of Lender.
"Hazardous Materials" means any substances or materials (a) that are defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any applicable Environmental Laws, (b) that are defined by any applicable Environmental Law as toxic, explosive, corrosive, ignitable, radioactive or otherwise hazardous, (c) the presence of which requires removal, remediation or is prohibited under any applicable Environmental Law, or (d) that contain asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil or radioactive materials.
"Indebtedness" as applied to a Person means, without duplication all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including (a) the obligations for borrowed money (excluding any obligations arising from warranties as to inventory in the ordinary course of business); (b) the obligations representing the deferred purchase price of Property or services (other than accounts payable, liabilities or accrued expenses arising in the ordinary course of business) to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP; (c) the obligations secured by Liens or payable out of the proceeds or production from Property now or hereafter acquired; (d) the obligations evidenced by notes or similar instruments; (e) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property; and (f) capitalized lease obligations with respect to property used or acquired by any Person (provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Indebtedness only to the extent of the book value of such property as would be shown on a balance sheet prepared in accordance with GAAP or, if higher, the fair market value of such property). Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks in respect of acquisitions arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (iii) earn out obligations in connection with acquisitions unless such obligations become a liability on the balance sheet of such Person in accordance with GAAP and are not paid after becoming due and payable and (iv) guaranties incurred (other than with respect to Indebtedness) in the ordinary course of business.
“Indemnified Parties” has the meaning ascribed thereto in Section 4.1(I) of this Master Agreement.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Transaction Document.
“Interim Advance” and “Interim Advances” have the respective meanings ascribed thereto in Section 1.3(A) of this Master Agreement.
“Interim Loan Schedule” has the meaning ascribed thereto in Section 1.1(B) of this Master Agreement.
“Interim Note” has the meaning ascribed thereto in Section 1.1(B) of this Master Agreement.
“Interim Note Interest Rate” has the meaning ascribed thereto in 1.3(A)(3) of this Master Agreement.
Appendix A- Page 6

EXHIBIT 10.6

“Interim Note Maturity Date” has the meaning ascribed thereto in Section 1.3(A)(2) of this Master Agreement.
“Item of Equipment” has the meaning set forth in Section 1.1(A) of this Master Agreement.
“Knowledge” means, with respect to representations and warranties or notice obligations qualified to Borrower’s knowledge, that no officer, manager or employee of Borrower is aware, or would be aware after reasonable inquiry, of any facts that would give such Person knowledge or notice that any such representations or warranties are false or that such events have occurred that require notice to Lender.
“Lender” has the meaning ascribed thereto in the preamble of this Master Agreement.
“Lender Assignee” shall have the meaning ascribed thereto in Section 6.1 of this Master Agreement.
“Lender Transfer” shall have the meaning ascribed thereto in Section 6.1 of this Master Agreement.
“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangements, encumbrance, lien (statutory or other), privilege, or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.
“Loan” has the meaning ascribed thereto in Section 1.1(A) of this Master Agreement.
“Loan Schedule” has the meaning ascribed thereto in Section 1.1(B) of this Master Agreement.
“Loan Tranche A” has the meaning ascribed thereto in Section 1.2(A) of this Master Agreement.
“Loan Tranche B” has the meaning ascribed thereto in Section 1.2(B) of this Master Agreement.
“Loan Tranche C” has the meaning ascribed thereto in Section 1.2(C) of this Master Agreement.
“Master Agreement” has the meaning ascribed thereto in the preamble to this Master Loan and Security Agreement.
“Material Adverse Effect” means any condition which has had a material adverse effect upon: (a) the business, operations, Properties, liabilities (actual or contingent) or financial condition of Borrower or any Guarantor; (b) the validity or enforceability of any Transaction Document; or (c) the ability of Borrower or any Guarantor to perform its Obligations or upon any rights or remedies under any Transaction Document or of Lender to enforce or collect the Obligations in accordance with the Transaction Documents and Applicable Law.
“Maximum Rate” has the meaning ascribed thereto in Section 1.7 of this Master Agreement.

    “Milestone” means any milestone, deliverable, stage of completion, payment trigger, or other event that (a) is described in the Purchase Agreement approved by Lender prior to the initial Advance with respect to the applicable ***** Unit (including any schedule or exhibit thereto) as giving rise to a payment due thereunder, or (b) any amendment to such Purchase Agreement consented to by Lender in writing pursuant to the terms of this Master Agreement. For purposes of clarity: (a) the Milestones for Tranche A Equipment and Tranche B
Appendix A- Page 7

EXHIBIT 10.6

Equipment were or are: (i) a payment of ***** of such ***** Unit’s Purchase Price (***** for Tranche A Equipment or ***** for Tranche B Equipment) was or is due One Hundred Eighty (180) days prior to the anticipated ready to ship date; and (ii) a payment of ***** of such ***** Unit’s Purchase Price (***** for Tranche A Equipment or ***** for Tranche B Equipment) was or is due upon *****’s written notice of ready to ship.
“Minimum Insurance Requirements” means the requirements set forth on Exhibit H attached hereto and incorporated by reference herein for policies of insurance to be obtained by Borrower.
“Non-Conversion Fee” has the meaning ascribed thereto in Section 2.4(C) of this Master Agreement.
“Non-Purchase Money Obligation” has the meaning ascribed thereto in Section 1.16(A) of this Master Agreement.
“Non-Recourse Syndication” has the meaning ascribed thereto in Section 1.2(C)(1)(c) of this Master Agreement.
“Note” has the meaning ascribed thereto in Section 1.1(B) of this Master Agreement.
“Obligations” means all Indebtedness, liabilities and obligations (including non-financial obligations and covenants) owing or arising from Borrower to Lender of every kind or nature, whether absolute or contingent, due or to become due, joint or several, liquidated or unliquidated, matured or unmatured, primary or secondary, now existing or hereafter arising in each case under any Transaction Document, regardless of the form or purpose of such liabilities or Obligations, including all of the Loans, any other loans, all liabilities of Borrower to Lender and all interest, charges, expenses, Indemnified Taxes, Attorneys’ Fees and other sums chargeable to Borrower, in each case, under any Transaction Document.
“Original Agreement” has the meaning ascribed thereto in the preamble of this Master Agreement.
“Packager” means, with respect to any ***** Unit, each Person providing packaging and fabrication services with respect thereto: (a) to whom Cat Financial has previously made an Advance (or made an Advance to Borrower for amounts Borrower previously paid to such Person for such packaging and fabrication services) pursuant to the Transaction Documents; or (b) that Cat Financial otherwise approves in writing in its sole discretion.
“Permitted Improvements” means any alterations, additions, modifications or attachments to the Equipment that are of a kind that customarily are made by owners of equipment similar to the Equipment, free and clear of any and all Liens (other than Permitted Liens), and do not and that could not reasonably be expected to: (a) reduce the value or general usefulness of the Equipment in any material respect; (b) impair the certification, performance, safety, quality, capability, function, specifications, use or character of the Equipment or alter the purpose for which such Equipment were obtained by Borrower, as described by Borrower to Lender in requesting Lender to enter into the applicable Transaction Documents; (c) be in violation of Applicable Laws, manufacturer’s requirements or recommendations, or any warranty, service agreement or license in any material respect; (d) expose any Equipment to any Lien or other adverse interest or circumstance (in each case, other than Permitted Liens); (e) adversely affect insurance coverage benefiting Lender hereunder; or (f) negatively affect the resale value of the Equipment in any material respect.
“Permits, Licenses and Related Rights” means any privileges, licenses, permits, authorizations, tags, certificates, governmental authorizations and approvals, franchises, patents, copyrights, trademarks, trade names, and any other documents, instruments, agreements, requisite approvals, rights, or authorizations
Appendix A- Page 8

EXHIBIT 10.6

necessary to the ownership of its Property or to the conduct of its business, including the ownership or operation of the Equipment.
“Permitted Liens” means (a) any Lien which may be granted to Lender or its Affiliates; (b) Liens subject to subordinations and/or intercreditor agreements in form and substance satisfactory to Lender such that Lender has a first priority interest in the Collateral (subject only to Permitted Liens described in clauses (a), (c) and (d) of this definition); so long as (i) any counterparties to such subordinations and/or intercreditor agreements agree not to repossess, foreclose upon or otherwise take similar actions with respect to the applicable Collateral so long as it secures any Obligations; and (ii) such Liens do not arise under the Bank Facility (it being expressly agreed that Liens under the Bank Facility are expressly prohibited by the Transaction Documents); (c) Liens for Taxes or other similar impositions, provided that any such Lien set forth in this subsection (c): (i) is for sums that are not yet delinquent, (ii) is for sums that are being contested in good faith and for which adequate reserves are being maintained in accordance with GAAP, or (iii) if the sums are delinquent but Borrower or the applicable Guarantor is contesting the sums in good faith, then, in Lender’s reasonable judgment, there is not any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein; and (d) mechanics, materialmen, or suppliers’ and similar Liens arising by operation of law, provided that any such Lien set forth in this subsection (d): (i) is incurred by Borrower or any Guarantor in the ordinary course of business, (ii) is for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings that suspend the collection thereof, or (iii) if the sums are delinquent but Borrower or the applicable Guarantor is contesting the sums in good faith, then, in Lender’s reasonable judgment, there is not any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein.
“Person” means an individual, partnership, corporation, joint venture, association, joint stock company, trust, business trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.
“PHC” has the meaning ascribed thereto in the preamble of this Master Agreement.
“Prepayment Premium” has the meaning ascribed thereto in Section 1.10 of this Master Agreement.
“Proceeds” has the meaning ascribed thereto in the UCC.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“PSI” has the meaning ascribed thereto in the preamble of this Master Agreement.

    “Purchase Agreement” means: (a) for Loan Tranche A, the Tranche A Purchase Agreement; (b) for Loan Tranche B, the Tranche B Purchase Agreement; and (c) for Loan Tranche C, each applicable Tranche C Purchase Agreement.
“Purchase Money Obligation” has the meaning ascribed thereto in Section 1.16 of this Master Agreement.
“Purchase Price” means the total amount of consideration due to the Supplier and, if applicable, the Packager for the Equipment to be purchased under the applicable Purchase Agreement. For purposes of clarity, any Taxes due with respect to the purchase shall not be considered part of the Purchase Price even if due to or otherwise collected by the Supplier or the Packager.
Appendix A- Page 9

EXHIBIT 10.6

“Reasonable Wear and Tear” means the results of normal use of the Equipment as originally intended assuming (a) use and maintenance in accordance with the original equipment manufacturer’s recommendations, using original equipment manufacturer parts where available, and in accordance with the provisions of Section 4.1(D)(3) hereof; (b) the absence, where reasonably possible, of any casualty, misuse, abuse, abandonment, improper care, accident, negligence or similar occurrence with respect to any Equipment, whether or not such Equipment is in use at the time of said occurrence; and (c) use that does not, in any material way, materially impair the function of any Equipment or prevent any Equipment from promptly being placed into use or its continued use.
“Relevant Person” has the meaning ascribed thereto in Section 4.3(A) of this Master Agreement.
“Reset Date” has the meaning ascribed thereto in Section 1.3(A)(3) of this Master Agreement.
“Revolver Termination Date” means June 30, 2027.
“Sanctioned Person” has the meaning ascribed thereto in Section 4.3(A) of this Master Agreement.
“*****” means *****
“***** Unit” means an Item of Equipment that is sold by ***** under a Purchase Agreement approved by Lender in its reasonable discretion.
“Subsidiary” means, as to any Person, another Person of which partnership interests, member interests, shares of stock or other similar ownership interests having ordinary voting power (other than interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors, general partner, manager, managing partner or other governing body or management Person or group of such Person are at the time owned, or the management of which is otherwise controlled, directly, or indirectly, through one or more intermediaries, or both, by such Person.

“Supplier” means (a) ***** with respect to each ***** Unit; and (b) the applicable Cat Dealer with respect to each ***** Unit.

“Support Documents” means, beginning as of the request for an Advance with respect to any Equipment and continuing so long as such Equipment remains subject to any Transaction Document, the applicable Purchase Agreement relating to such Equipment, and any warranty agreements, extended services agreement and other instruments and documents that relate to the acquisition, installation, maintenance or warranty of such Equipment (including all claims for damages arising as a result of any default by the Supplier, the Packager, or other parties obligated pursuant to the foregoing, including claims under all warranty and indemnity provisions contained therein and any and all rights of Borrower to compel performance of the terms of such documents).
“Taxes” means any and all present or future taxes, levies, imposts, duties, fees, assessments and all interest, penalties, fine, additions or similar liabilities with respect thereto.
“Term Loan Schedule” has the meaning ascribed thereto in Section 1.1(B) of this Master Agreement.
“Term Note” has the meaning ascribed thereto in Section 1.1(B) of this Master Agreement.
“Term Note Interest Rate” has the meaning ascribed thereto in Section 1.5(A) of this Master Agreement.
Appendix A- Page 10

EXHIBIT 10.6

“Term Note Maturity Date” has the meaning ascribed thereto in Section 1.5(B) of this Master Agreement.
“Threshold Amount” means $*****.
“Total Loss” means, with respect to any Casualty Equipment, (a) the actual or constructive total loss of such Casualty Equipment, (b) the loss, disappearance, theft or destruction of such Casualty Equipment, or damage thereto that is uneconomical to repair or renders it unfit for normal use, or (c) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Casualty Equipment or the imposition of any Lien thereon by any governmental authority that has the practical effect of the foregoing.

    “Total Maximum Facility Amount” means One Hundred Sixty-Seven Million Dollars ($167,000,000).
“Tranche A Equipment” has the meaning ascribed thereto in Section 1.2(A) of this Master Agreement.
“Tranche A Purchase Agreement” has the meaning ascribed thereto in Section 1.2(A) of this Master Agreement.
“Tranche B Equipment” has the meaning ascribed thereto in Section 1.2(B) of this Master Agreement.
“Tranche B Purchase Agreement” has the meaning ascribed thereto in Section 1.2(B) of this Master Agreement.
“Tranche C Equipment” has the meaning ascribed thereto in Section 1.2(C)(1)(b) of this Master Agreement.
“Tranche C Purchase Agreement” has the meaning ascribed thereto in Section 1.2(C)(1)(a) of this Master Agreement.
“Transaction Documents” means this Master Agreement, each Loan Schedule, each Note, the Guaranty, and all other agreements, instruments, documents and certificates, or writing now or hereafter executed by Borrower, any Guarantor or any other obligor with respect to the securing or guaranteeing of the obligations hereunder as contemplated by this Master Agreement or evidencing Borrower’s or any Guarantor’s authority to enter into such documents. For purposes of clarity, the term “Transaction Documents” expressly excludes any commitment letters, proposals or other similar documents executed or delivered prior to the date hereof.
“UCC” means the Uniform Commercial Code as in effect in the State of Tennessee on the date of the applicable agreement; except to the extent that the validity or perfection of any Lien or provisions regarding enforcement thereof requires application of the laws of a state other than the State of Tennessee.
Appendix A- Page 11